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PROXY STATEMENT TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
PROSPECT MEDICAL HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NOTICE OF ANNUAL MEETING
AND
PROXY STATEMENT
July     , 2008

Dear Fellow Stockholder:

        On behalf of the Board of Directors and management of our Company, I cordially invite you to attend the 2008 Annual Meeting of Stockholders of Prospect Medical Holdings, Inc. to be held at 10:00 a.m. Pacific Time on August 13, 2008, at our corporate headquarters, 10780 Santa Monica Blvd., Suite 400, Los Angeles, CA 90025.

        The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Once that business has been concluded, there will be a management presentation and a brief question and answer session.

        We sincerely hope you will be able to attend our 2008 Annual Meeting of Stockholders. However, whether or not you personally attend, and regardless of the number of shares you own, it is important that your shares be represented at the Annual Meeting. Therefore, please take the time to vote by completing and mailing the enclosed proxy card to us.

        Thank you for your continued support of Prospect Medical Holdings, Inc.

                      Sincerely yours,

                      Samuel S. Lee
                       Chairman of the Board and Chief Executive Officer

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

        The 2008 Annual Meeting of Stockholders of Prospect Medical Holdings, Inc. will be held at our corporate headquarters, 10780 Santa Monica Blvd., Suite 400, Los Angeles, CA 90025, on August 13, 2008 at 10:00 a.m. (Pacific Time), for the following purposes, as more fully described in the accompanying proxy statement:

  (1)
  To elect six directors to hold office until our next annual stockholders meeting;

  (2)
  To approve the adoption of the Prospect Medical Holdings, Inc. 2008 Omnibus Equity Incentive Plan;

  (3)
  To ratify the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent auditors for 2008;

  (4)
  To approve the issuance of shares of Common Stock upon conversion of the Company's currently outstanding Series B Preferred Stock and any resulting potential change of control; and

  (5)
  To transact such other business as may properly come before the meeting.

        Our Board of Directors has set July 8, 2008 as the record date for the meeting (the "Record Date"). This means that holders of record of shares of our Common Stock at the close of business on that date are entitled to receive notice of, and to vote at, the meeting or any adjournment or postponement of the meeting. A complete list of stockholders as of the close of business on July 8, 2008 will be available for inspection by stockholders during normal business hours from July 11, 2008 through August 12, 2008, at our principal executive offices located at 10780 Santa Monica Blvd., Suite 400, Los Angeles, CA 90025. The list will also be available for inspection by stockholders at the meeting.

                      By Order of the Board of Directors,

                      Samuel S. Lee
                      Chairman of the Board and Chief Executive Officer

YOUR VOTE IS IMPORTANT

        All stockholders are cordially invited to attend the 2008 Annual Meeting of Stockholders of Prospect Medical Holdings, Inc. To avoid delay and additional expense, and to ensure your representation at the meeting, please vote as promptly as possible, regardless of whether you plan to attend the meeting. To vote, please mark, sign, date and mail the proxy card included with this proxy statement using the enclosed envelope, which requires no postage. If you attend the annual meeting in person, you may vote at the meeting even if you have previously returned a proxy or voted by telephone. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

PROXY STATEMENT TABLE OF CONTENTS

Page
Questions and Answers	1
Summary of Proposals to Be Voted On	6
Proposal 1: Election of Directors	8
The Board of Directors and Its Committees	11
Code of Ethics	15
Section 16(a) Beneficial Ownership Reporting Compliance	16
Certain Relationships and Related Transactions	16
Securities Ownership of Certain Beneficial Owners and Management	17
Executive Compensation	20
Proposal 2: Approval of 2008 Omnibus Equity Incentive Plan	33
Audit Committee Report	38
Principal Accountant Fees and Services	40
Proposal 3: Ratification of Selection of Independent Auditors	41
Proposal 4: Approval of Issuance of Common Stock upon Conversion of the Company's Currently Outstanding Series B Preferred Stock and Approval of Any Resulting Potential Change of Control	41
Other Matters	45
Procedures for Stockholder Communications, Recommendations of Board Nominees and Stockholder Proposals	45
Additional Information	46
Appendix A: 2008 Omnibus Equity Incentive Plan	A-1

PROXY STATEMENT

        The Board of Directors is furnishing you this proxy statement to solicit proxies on its behalf for use at the 2008 Annual Meeting of Stockholders of Prospect Medical Holdings, Inc., and at any adjournments or postponements of the meeting. The meeting will be held at our corporate headquarters, 10780 Santa Monica Blvd., Suite 400, Los Angeles, CA 90025 on August 13, 2008, at 10:00 a.m. (Pacific Time). We expect to mail this proxy statement and the accompanying proxy card beginning on or about July     , 2008 to stockholders of record as of July 8, 2008. In this proxy statement, we refer to Prospect Medical Holdings, Inc. as the "Company," "we," "us" or "our." We also refer to this proxy statement, the proxy card and our 2007 annual report to stockholders as the "proxy materials."

        The Board is asking you to vote your shares by completing, signing and returning the proxy card. If you attend the annual meeting in person, you may vote at the meeting even if you have previously returned a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

QUESTIONS AND ANSWERS

What is a proxy?

        A proxy is the legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated Samuel S. Lee, our Chairman and Chief Executive Officer, and David Levinsohn, one of our independent directors, as proxies for the meeting. By completing, signing and returning the accompanying proxy card, you are authorizing Messrs. Lee and Levinsohn to vote your shares at the meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card before the meeting date just in case your plans change. You may vote at the meeting even if you have previously returned a proxy.

What is a proxy statement?

        A proxy statement is a document that regulations of the Securities and Exchange Commission, or SEC, require us to give you when we ask you to sign a proxy card designating Messrs. Lee and Levinsohn as proxies to vote on your behalf.

What is in this proxy statement?

        This proxy statement describes the proposals on which we would like you, as a stockholder, to vote at the annual meeting. It also gives you information on the proposals, as well as other information about us, so that you can make an informed decision.

What am I voting on?

        We are asking you to vote on the following proposals:

  •
  To elect six directors to hold office until our next annual stockholders meeting;

  •
  To approve the adoption of the Prospect Medical Holdings, Inc. 2008 Omnibus Equity Incentive Plan;

  •
  To ratify the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent auditors for 2008;

  •
  To approve the issuance of shares of Common Stock upon conversion of the Company's currently outstanding Series B Preferred Stock and any resulting potential change of control; and

  •
  To transact such other business as may properly come before the meeting.

        The section appearing later in this proxy statement entitled "Summary of Proposals to Be Voted On" will give you more information on these proposals.

Who can vote at the annual meeting?

        Only holders of our Common Stock of record at the close of business on July 8, 2008, which is the Record Date, are entitled to receive notice of, and to vote at, the annual meeting or any adjournment or postponement of the annual meeting. Each share is entitled to one vote on each of the proposals to be voted on at the annual meeting. There were approximately 11,782,567 shares of our Common Stock outstanding on the Record Date.

What is the difference between a stockholder of record and a stockholder who holds stock in street name?

  •
  If your shares are registered in your name, you are a stockholder of record.

  •
  If your shares are in the name of your broker or bank, your shares are held in street name.

What different methods can I use to vote?

        You may vote by mail.    You do this by completing and signing your proxy card and mailing it to our transfer agent, American Stock Transfer & Trust Company, using the prepaid and addressed envelope included with this proxy statement. If you mark your voting instructions on the proxy card, your shares will be voted:

  •
  as you instruct, and

  •
  at the discretion of Messrs. Lee and Levinsohn, if a proposal properly comes up for a vote at the meeting that is not on the proxy card.

        For your voting instructions to be effective, your proxy card must be received by the Company's transfer agent no later than the close of business on August 12, 2008.

        You may vote in person at the meeting.    We will pass out written ballots to stockholders of record who want to vote in person at the meeting. However, if you hold your shares in street name, you must request a proxy from the person in whose name your shares are held, usually your stockbroker, to vote at the meeting.

        If you hold your shares through a bank, broker or other holder of record, check the information provided by that entity to determine which voting options are available to you.

What does it mean if I receive more than one proxy card?

        It means that you have multiple accounts at the transfer agent or with stockbrokers. Please complete, sign and return all proxy cards to ensure that all your shares are voted. Unless you need multiple accounts for specific purposes, it may be less confusing if you consolidate as many of your transfer agent or brokerage accounts as possible under the same name and address.

What if I change my mind after I return my proxy card?

        You may revoke your proxy card and change your vote by:

  •
  signing another proxy card with a later date and returning it before the polls close at the meeting, or

  •
  voting in person at the meeting.

        However, if you hold your shares in street name, you must request a proxy from the person in whose name your shares are held, usually your stockbroker, to vote at the meeting.

Will my shares be voted if I do not return my proxy card?

        If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares.

        Brokerage firms have authority under American Stock Exchange, or AMEX, rules to vote customers' unvoted shares on some "routine" matters. If you do not give instructions to your broker, your broker can vote your shares with respect to routine matters. Under these rules, proposals 1 and 3 described later under "Summary of Proposals to Be Voted On" are considered routine matters. On non-routine matters for which you do not give your broker instruction, the shares will be treated as broker non-votes.

        If you do not return a proxy card to vote your shares, your brokerage firm may either:

  •
  vote your shares on routine matters, or

  •
  leave your shares unvoted.

        We encourage you to provide instructions to your brokerage firm by returning your proxy card. This ensures that your shares will be voted at the meeting.

How many shares must be present to hold the meeting?

        To hold the annual meeting and conduct business, a majority of the Company's outstanding shares as of the Record Date must be present at the meeting. This is called a quorum.

        Shares are counted as present at the meeting if the stockholder either:

  •
  is present and votes in person at the meeting, or

  •
  has properly submitted a proxy.

        Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum at the meeting.

What are my voting choices when voting for director nominees, and what vote is needed to elect directors?

        In the vote to elect the six director nominees to hold office until our next annual stockholders meeting, you may:

  •
  vote in favor of all nominees,

  •
  vote to withhold votes as to all nominees, or

  •
  vote to withhold votes as to specific nominees.

        The nominees receiving the highest number of votes for election will be elected as directors. This number is called a plurality.

What are my voting choices when voting on the proposal to approve the 2008 Omnibus Equity Incentive Plan, and what vote is needed to approve this proposal?

        In the vote to approve the 2008 Omnibus Equity Incentive Plan, you may:

  •
  vote in favor of adopting the plan,

  •
  vote against adoption of the plan, or

  •
  abstain from voting on this proposal.

        The proposal to adopt the 2008 Omnibus Equity Incentive Plan will be approved if a majority of the shares present at the meeting, in person or by proxy and entitled to vote on the matter, vote for approval.

What are my voting choices when voting on the proposal to ratify the selection by the Audit Committee of Ernst & Young LLP as the Company's independent auditors for 2008, and what vote is needed to approve this proposal?

        In the vote on the ratification of the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent auditors for 2008, you may:

  •
  vote in favor of the ratification,

  •
  vote against the ratification, or

  •
  abstain from voting on the ratification.

        The proposal to ratify the selection of Ernst & Young LLP as our independent auditors for 2008 will be approved if holders of a majority of the shares present at the meeting, in person or by proxy and entitled to vote on the matter, vote for approval. The Audit Committee may, in its discretion, appoint different independent auditors for 2008 at any time if it determines that doing so would be in the best interest of the Company and its stockholders.

What are my voting choices when voting on the proposal to approve the convertibility of the Series B Preferred Stock to Common Stock, and what vote is needed to approve this proposal?

        In the vote to approve the convertibility of the Series B Preferred Stock to Common Stock, you may:

  •
  vote in favor of the proposal,

  •
  vote against the proposal, or

  •
  abstain from voting on the proposal.

        The proposal to approve the convertibility of the Series B Preferred Stock will be approved if a majority of the shares present at the meeting, in person or by proxy (not counting shares of Common Stock received by the former shareholders of Alta Healthcare System, Inc. ("Alta") when the Company acquired Alta) and entitled to vote on the matter, are voted in favor of the proposal.

What happens if a nominee is unable to stand for election?

        The Board may reduce the number of nominees or select a substitute nominee. In the latter case, if you have completed, signed and returned your proxy card, Messrs. Lee and Levinsohn can vote your shares for a substitute nominee. They cannot vote for more than six nominees.

How are withheld votes, abstentions and broker non-votes counted?

        If you withhold your vote from any one or more of the director nominees, your shares will not be counted as casting votes for such nominees. If you abstain from voting on any of the other proposals, it will have the same effect as a vote "against" the proposal. Broker non-votes have no effect and will not be counted toward the vote total for any proposal.

What if I return my proxy without providing any voting instructions?

        If you give your proxy without voting instructions, your shares will be counted as a vote for each director nominee and for each of the proposals described above.

Is my vote kept confidential?

        Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed to third parties except as may be necessary to meet legal requirements.

Where do I find the voting results of the meeting?

        We will announce preliminary voting results at the meeting. We will publish the final results in our annual report on Form 10-K for the year ending September 30, 2008 or earlier on a Form 8-K. We intend to file the report on Form 10-K no later than December 29, 2008 with the Securities and Exchange Commission, or SEC. You may obtain a copy of the 10-K or 8-K report by contacting our Investor Relations, c/o Linda Hodges, at (714) 796-4271 or at an SEC public reference room. For the location of an SEC public reference room near you, please contact the SEC at (800) SEC-0330.

        You can also get a copy of the 10-K or 8-K report that will contain the voting results on the Internet at www.prospectmedicalholdings.com or through the SEC's electronic data system called EDGAR at www.sec.gov.

How do I receive an annual report?

        A copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2007 is being delivered to each stockholder of the Company together with this proxy statement. A copy of the Annual Report is also available on our web site at www.prospectmedicalholdings.com and on the SEC's web site at www.sec.gov. Copies of exhibits to the Annual Report will be made available for a reasonable charge upon written request to Investor Relations, c/o Linda Hodges, Prospect Medical Holdings, Inc., 1920 E. 17th Street, Suite 200, Santa Ana, CA 92705.

Do we have a policy about directors' attendance at the annual meeting?

        We do not have a policy regarding attendance of directors at our Annual Meetings of Stockholders. At our last meeting, two of the six directors then serving on the Board of Directors were in attendance.

How are proxies solicited, and what is the cost?

        We pay all expenses incurred in connection with distributing and soliciting proxies. As part of this process, we reimburse brokers, nominees, fiduciaries and other custodians' reasonable fees and expenses in forwarding proxy materials to stockholders. Our directors and employees may solicit proxies by mail, telephone or other means. Our directors and employees do not receive any additional compensation for these activities. We may also choose to retain professional proxy solicitors to assist management in soliciting proxies by mail, telephone or other means at an estimated cost to the Company of $8,000 to $10,000.

SUMMARY OF PROPOSALS TO BE VOTED ON

        Following are summaries of each of the proposals to be voted on by stockholders at our 2008 Annual Meeting of Stockholders. Additional information about each proposal is included later in this proxy statement.

Proposal 1—Election of Directors

        The Board of Directors currently consists of nine directors, with one vacancy. Six of the current directors have been nominated for election at the Annual Meeting by holders of our Common Stock. The other two directors have been designated for election by a separate vote of holders of our Series B Preferred Stock. The vacancy on the Board was created when Jacob Y. Terner resigned from the Board on May 12, 2008. The Board has chosen to leave the vacancy unfilled to allow management and the Corporate Governance and Nominating Committee of the Board additional time to identify a suitable candidate for Board membership. Accordingly, proxies cannot be voted for a greater number of persons than the number of nominees named.

        The six nominees named for election at the Annual Meeting are Catherine S. Dickson, David Levinsohn, Kenneth Schwartz, Joel S. Kanter, Gene Burleson and Jeereddi Prasad. The two nominees designated for election by separate vote of holders of Series B Preferred Stock are Samuel S. Lee and Glenn R. Robson.

        Each elected director will hold office until the next annual stockholders meeting and until a successor is elected and has qualified, subject to earlier resignation, removal or death. The nominees' biographies begin on page 8.

        Directors are elected by a plurality of the votes properly cast in person or by proxy. The six nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named in this proxy statement. Proxies cannot be voted for a greater number of persons than the six nominees named. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares may be voted by the proxy holders for the election of a substitute nominee proposed by the Corporate Governance and Nominating Committee. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Proposal 2—Approval of 2008 Omnibus Equity Incentive Plan

        We are requesting that the stockholders approve the Company's 2008 Omnibus Equity Incentive Plan (the "2008 Plan"). The Board proposes to adopt the 2008 Plan to enable the Company to provide appropriate equity incentives to its employees, directors and consultants.

        The proposal to approve the adoption of the 2008 Plan will require approval by holders of a majority of the shares present at the meeting in person or by proxy and entitled to vote on the matter. Withholding authority to vote for approval of the 2008 Plan will have the effect of a vote against the approval of the adoption of the 2008 Plan.

        A summary of the 2008 Plan is set forth beginning on page 33, and a complete copy of the plan is attached as Appendix A to this proxy statement.

Proposal 3—Ratification of Selection of Independent Auditors

        The Audit Committee of the Company's Board has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 30, 2008 and has requested that this selection be submitted for ratification by the Company's stockholders at the meeting.

        The proposal to ratify the selection of Ernst & Young LLP as our independent auditors for 2008 will be approved if holders of a majority of the shares present at the meeting, in person or by proxy and entitled to vote on the matter, vote for approval. Additional information about this proposal is set forth on page 41.

Proposal 4—Approval of Issuance of Common Stock upon Conversion of the Company's Currently Outstanding Series B Preferred Stock and Any Resulting Potential Change of Control

        On August 8, 2007, the Company acquired Alta Healthcare System, Inc. ("Alta") in a merger transaction for a combination of $51.3 million in cash, 1,887,336 shares of Common Stock and 1,672,880 shares of Series B Preferred Stock. The number of shares of Common Stock issued as part of the merger consideration equaled approximately 19.9% of the class outstanding prior to the merger. The terms of the Series B Preferred Stock provide that it will not become convertible until receipt of stockholder approval, in conformity with the rules of the American Stock Exchange that prohibit the issuance of shares of Common Stock in an acquisition in an amount that is equal to or greater than 20% of the class outstanding prior to the acquisition. We are seeking stockholder approval of this proposal in order to satisfy American Stock Exchange rules that require us to obtain stockholder approval prior to issuing Common Stock at or above the 20% threshold and prior to any potential change of control that might result from such issuance.

        If stockholders approve this proposal, the holders of the Series B Preferred Stock will be able to convert their Series B Preferred Stock into shares of our Common Stock at a rate of five shares of Common Stock for each share of Series B Preferred Stock outstanding (subject to adjustments). Without such approval, the Series B Preferred Stock will not be convertible and will continue to have a liquidation preference, the right to elect two directors of the Company, and the right to accrue dividends at a rate of 18% per annum of the original issue price of $25.00 per share of Series B Preferred Stock for as long as the Series B Preferred Stock is outstanding. If stockholders approve this proposal and the Series B Preferred Stock is converted, such dividends (which totaled $6,896,298 as of June 30, 2008) will terminate and cease to accrue and will not be payable.

        This proposal will be approved if holders of a majority of the shares present at the meeting, in person or by proxy (not counting shares of Common Stock received by the former shareholders of Alta) and entitled to vote on the matter, are voted in favor of the proposal. More detailed information about this proposal is given beginning on page 41.

Other Business

        The Board knows of no other business to be considered at the meeting. However, if:

  •
  other matters are properly presented at the meeting, including at a reconvened meeting after any adjournment or postponement of the meeting, and

  •
  you have appropriately returned your proxy card as described above,

then Messrs. Lee and Levinsohn will, with your proxy, vote your shares on those matters at their discretion.

PROPOSAL 1

ELECTION OF DIRECTORS

Biographies

        Our certificate of incorporation provides for directors to be elected on an annual basis. Our bylaws provide that the Board will consist of no greater than nine nor less than five members, with the exact number of directors within this range to be fixed from time to time by the Board. Currently, the number of members constituting the Board has been fixed by the Board at nine.

        There is currently one vacancy on our Board of Directors. Six of the current directors have been nominated for election at the Annual Meeting by holders of our Common Stock. The other two current directors have been designated for election by a separate vote of holders of our Series B Preferred Stock. The vacancy on the Board was created when Jacob Y. Terner resigned from the Board on May 12, 2008. The Board has chosen to leave the vacancy unfilled to allow management and the Corporate Governance and Nominating Committee of the Board additional time to identify a suitable candidate for Board membership. Accordingly, proxies cannot be voted for a greater number of persons than the number of nominees named (i.e., six). If a suitable candidate for the Board is identified prior to next year's annual meeting of stockholders, the current members of the Board may fill the vacancy by appointing that person as a director, without a vote of the stockholders, as permitted by the Company's bylaws.

        The following sets forth information regarding the six nominees for director to be voted on by holders of our Common Stock at the Annual Meeting, followed by information regarding the two nominees for director that have been designated for election by a separate vote of the holders of our Series B Preferred Stock, as explained more fully below.

Nominees for Election by Holders of Common Stock

        Catherine S. Dickson.    Catherine S. Dickson, 38, was elected a member of our Board of Directors in February 2004. She serves as our President and Chief Operating Officer, positions she has held since July 2003. Ms. Dickson is also the President and Chief Executive Officer of Prospect Medical Systems. Prior to Ms. Dickson's appointment as our President and Chief Operating Officer, Ms. Dickson served as Vice President of Contracting and Credentialing for Prospect Medical Systems since February 2000. Ms. Dickson has been with Prospect Medical Systems since January 1998. Ms. Dickson has significant experience across a broad range of managed care divisions, including contract negotiation and implementation, claims adjudication, eligibility, utilization management and credentialing. Before joining Prospect Medical Systems, Ms. Dickson served as an Associate Contract Administrator for Orange Coast Managed Care Services, Inc., the health care management company for the Sisters of St. Joseph Health Organization Independent Physician Association.

        David Levinsohn.    David Levinsohn, 73, has served as a member of our Board of Directors since July 1996. Mr. Levinsohn was the President and Chief Executive Officer of Sherman Oaks Health Systems, Inc. d/b/a Sherman Oaks Hospital and Medical Center from March 1995 until December 2007. Prior to being named to those positions, Mr. Levinsohn served as the Chief Operating Officer of Sherman Oaks Health Systems since May 1994. From November 1993 to May 1994, Mr. Levinsohn was the Vice President of Encino Tarzana Medical Center. From 1989 until November 1993, Mr. Levinsohn was Executive Director of Sherman Oaks Hospital.

        Kenneth Schwartz, CPA.    Kenneth Schwartz, 72, has served as a member of our Board of Directors since June 1998. Mr. Schwartz served as a Director of Deloitte & Touche LLP from December 1990 to June 1998. Mr. Schwartz previously served as a member of the National Management Committee and Managing Partner of the Los Angeles office of Spicer & Oppenheimer.

        Joel S. Kanter.    Mr. Kanter, 51, was elected as a member of our Board of Directors in February 2004. Mr. Kanter has been the President of Windy City, Inc., a privately held investment company, since 1986. From 1993 to 1999, Mr. Kanter was the President or Chief Executive Officer of Walnut Financial Services, Inc., a publicly traded company (NMS:WNUT). Mr. Kanter's past experience includes serving as a Legislative Assistant to former Congressman Abner J. Mikva (D-Illinois), Special Assistant to the National Association of Attorneys General, Staff Director of the House Rules Committee's Subcommittee on Legislative Process and Managing Director of The Investors' Washington Service. Mr. Kanter serves on the Board of Directors of Pet DRx Corporation (NASDAQ: VETS), I-Flow Corporation (NASDAQ: IFLO), Aquamatrix, Inc. (OTC Bulletin Board: AQMX.OB), Magna-Lab, Inc. (OTC Bulletin Board: MAGLA.OB), WaferGen Bio-systems, Inc. (OTC Bulletin Board: WGBS.OB), and Medgenics, Inc. (London AIM: MEDG). Mr. Kanter is also a Trustee at the Georgetown Day School (Washington, D.C.), The Langley School (McLean, Virginia), and the Union Institute & University (Cincinnati, Ohio).

        Gene E. Burleson.    Mr. Burleson, 67, has served as a member of our Board of Directors since July 2004. Mr. Burleson served as Chairman of the Board of Directors of Mariner Post-Acute Network Inc., an operator of long-term care facilities from January 2000 to June 2002. Mr. Burleson also served as Chairman of the Board of Directors of Alterra Healthcare Inc., a developer and operator of assisted living facilities and is currently on the Board of Deckers Outdoor Corporation, Inc. (NASDAQ: DECK), Pet DRx Corporation (NASDAQ: VETS), and SunLink Health Systems, Inc. (AMEX: SSY). In addition he is involved with several private health care companies as an investor and director. Mr. Burleson served as Chairman of the Board of GranCare Inc. from October 1989 to November 1997. Additionally, Mr. Burleson served as President and Chief Executive Officer of GranCare Inc. from December 1990 to February 1997. Upon completion of the merger of GranCare's pharmacy operations with Vitalink Pharmacy Services Inc. in February 1997, he became Chief Executive Officer and a Director of Vitalink Pharmacy Services Inc. Mr. Burleson resigned as Chief Executive Officer and a director of Vitalink Pharmacy Services in August 1997. From June 1986 to March 1989 Mr. Burleson served as President, Chief Operating Officer and a director of American Medical International Inc. ("AMI"), an owner and operator of acute care hospitals. Based in London from May 1981 to June 1986, Mr. Burleson served as Managing Director of AMI's international operations.

        Jeereddi Prasad, M.D.    Jeereddi Prasad, M.D., 60, was appointed as a member of our Board of Directors effective June 1, 2007 in connection with our acquisition of the ProMed group of companies, which include a management services organization, or MSO, and two independent physician associations, or IPAs, based in Southern California. Dr. Prasad served as the President of each of the ProMed group entities from 1994 (2002 in the case of Upland Medical Group) until their acquisition by the company, and he has continued to serve as the President of Upland Medical Group following the ProMed acquisition. Since 1991, Dr. Prasad has also served as the President and Medical Director of Chaparral Medical Group, Inc., a fifty physician multi-specialty group that he founded in Southern California, within which he created a strong Endocrinology Department that is an ADA Certified Center of Excellence for Diabetic Education. Dr. Prasad completed his Endocrinology Fellowship at Bellevue/ NYU Medical Center in 1978. He is board certified in Endocrinology and Internal Medicine and is a Fellow of both the American College of Endocrinologists and American College of Physicians.

Nominees for Election by Holders of Series B Preferred Stock

        The two directors named below were recently appointed as members of our Board of Directors in connection with the acquisition of our Alta hospital subsidiary. Under the terms of our Series B Preferred Stock, which was issued to the former shareholders of Alta in the acquisition, the holders of the Series B Preferred Stock are entitled to elect two directors at any election of directors until the next election of directors, for so long as the Series B Preferred Stock remains outstanding. The terms of the Series B Preferred Stock require that one of the two directors must be an independent director who is approved by a majority of the other members of the Company's Board of Directors. These two directors have been designated for election as directors by a separate vote of the holders of our Series B Preferred Stock, to serve as members of the Board together with the other six directors named above who have been nominated for election by the holders of our class of Common Stock. Mr. Robson has been designated and approved to serve as an independent director in accordance with the requirements of the Series B Preferred Stock. If Proposal 4, which is described beginning on page 41, is approved at the Annual Meeting and the Series B Preferred Stock is converted to Common Stock, the current holders of the Series B Preferred Stock will no longer have the right to elect two directors, and thereafter all nine of the Company's directors will be elected by holders of the Company's class of Common Stock.

        Samuel S. Lee.    Mr. Lee, 41, was appointed our Chief Executive Officer on March 19, 2008 and as Chairman of our Board of Directors on May 14, 2008. Mr. Lee was previously appointed as a member of our Board of Directors and as Chief Executive Officer of our subsidiary, Alta Hospitals System, LLC on August 8, 2007. He served previously as the President of Alta from January 2002 until we acquired Alta on August 8, 2007. Mr. Lee's background involves healthcare and technology related private equity investment management, operational leadership, entrepreneurship, mergers and acquisition, and leveraged financing for various corporations. Prior to Alta, Mr. Lee was a General Partner with Kline Hawkes & Co., a $500 million private equity firm located in Brentwood, California, that focuses on healthcare, technology, and business services. Mr. Lee has been the lead/principal investor and director of several private and public companies. Additionally, Mr. Lee worked in healthcare reimbursement, business office, and operations for SFS, Inc., and in consulting and systems engineering for Andersen Consulting and Verizon. Mr. Lee received his bachelor's degree in Industrial and Systems Engineering from Georgia Tech and master's degree in business administration from Harvard Business School. Mr. Lee is an active member of the Young President's Organization of Los Angeles, and also involved with several civic and community organizations.

        Glenn R. Robson.    Mr. Robson, 46, was appointed a member of our Board of Directors on August 8, 2007 in connection with our acquisition of Alta. Mr. Robson has served as Senior Vice President and Chief Strategy Officer of AECOM Technology Corporation since December 2006. Mr. Robson joined AECOM in May 2002 as Senior Vice President and Chief Financial Officer. AECOM Technology Corporation provides professional technical services, including consulting, planning, architecture, engineering, construction management, project management and environmental services, as well as management support services to government and commercial clients worldwide. Prior to joining AECOM, Mr. Robson worked at Morgan Stanley & Co. for twelve years, where he served most recently as a Managing Director in the investment banking division, and previously as a Principal and Vice President in the corporate finance department. Earlier in his career, Mr. Robson was a Business Analyst with McKinsey & Company. Mr. Robson received his bachelor's degree in economics from the Wharton School of the University of Pennsylvania, and a master's degree in business administration from Harvard Business School.

Terms of Office

        Directors are elected annually by our stockholders and hold office until the next annual stockholders meeting and until a successor is elected and has qualified, subject to their earlier resignation, removal or death.

        Officers are elected by and serve at the discretion of our Board of Directors. They hold office until their successors are chosen and qualified, or until they resign or have been removed from office. The Board of Directors may appoint, or empower the Chief Executive Officer to appoint or terminate, such other officers and agents as the business of the corporation may require, each of whom shall hold office for such period, and have such authority, and perform such duties as are provided in the Bylaws, or as the Board of Directors may from time to time determine.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board Committee Membership

        Audit Committee.    The Audit Committee of our Board of Directors has direct authority to retain and terminate the Company's independent auditors. The Audit Committee reviews with the independent auditors the plans and results of the audit engagement, approves professional services provided by the independent auditors, reviews independence of the independent auditors, preapproves audit and non-audit fees and reviews the adequacy of our internal accounting controls. Mr. Schwartz is the Chairman of the Audit Committee, and Mr. Levinsohn, Mr. Kanter, Mr. Burleson and Mr. Robson serve as members of the Audit Committee.

        Compensation Committee.    The Compensation and Benefits Committee of our Board of Directors ("Compensation Committee") determines salaries and incentive compensation for our executive officers and administers our employee benefits plans. Mr. Burleson is Chairman of the Compensation Committee, and Mr. Levinsohn, Mr. Schwartz, Mr. Kanter and Mr. Robson serve as members of the Compensation Committee.

        Corporate Governance and Nominating Committee.    The Corporate Governance and Nominating Committee identifies and recommends to the Board the nominees for election as directors at each annual meeting of stockholders, fills vacancies on the Board, develops and recommends to the Board corporate governance principles, and establishes evaluation procedures for the Board and its committees that conduct self-evaluation. Mr. Levinsohn serves as Chairman of the Corporate Governance and Nominating Committee. Mr. Kanter, Mr. Schwartz, Mr. Burleson and Mr. Robson serve as members of the Corporate Governance and Nominating Committee.

Corporate Governance Guidelines

        The American Stock Exchange has adopted rules that require listed companies to adopt governance guidelines covering certain matters, including director qualifications and responsibilities, director independence, access to management personnel, management succession, director compensation, continuing education and annual performance evaluations of the Board and directors. On January 17, 2006, the Corporate Governance and Nominating Committee of the Board recommended that the Board approve Corporate Governance Guidelines that are consistent with the AMEX rules, which the Board approved on January 18, 2006. The management of the Company, including its Chief Executive Officer, is not aware of any violation by the Company of any AMEX corporate governance standard. A copy of the Corporate Governance Guidelines will be provided to any stockholder requesting it in writing. Requests should be addressed to Investor Relations, c/o Linda Hodges, Prospect Medical Holdings, Inc., at 1920 E. 17th Street, Suite 200, Santa Ana, CA 92705.

Lead Independent Director

        The independent members of our Board of Directors have named David Levinsohn as Lead Independent Director in accordance with Corporate Governance Guidelines approved by the Corporate Governance and Nominating Committee of the Board. The Lead Independent Director's duties include presiding at executive sessions of the Board's independent directors and facilitating communication by stockholders and employees with the independent directors and facilitating communication between the independent directors and other members of the Board.

Independence Determinations

        No director will be deemed to be independent unless the Board affirmatively determines that the director has no material relationship with the Company, directly or as an officer, stockholder or partner of an organization that has a material relationship with the Company. The Board consults with the Company's legal counsel to ensure that the Board's determinations are consistent with all relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in SEC rules and regulations and pertinent listing standards of the American Stock Exchange, as in effect from time to time.

        In its annual review of director independence, the Board considers all commercial, banking, consulting, legal, accounting, charitable or other business relationships that any director may have with the Company. As a result of its annual review, the Board has determined that all directors, with the exception of Mr. Lee, Ms. Dickson and Dr. Prasad are independent for AMEX purposes. These directors are not independent because they each serve as officers of the Company or one or more subsidiaries or affiliates of the Company.

        The Company's independent directors meet in regularly scheduled and ad hoc executive sessions at which only independent directors are present. The Lead Independent Director presides over the executive sessions. Persons interested in communicating with the independent directors with concerns or issues may address correspondence to a particular director, or to the independent directors generally, as follows: Corporate Governance and Nominating Committee c/o Prospect Medical Holdings, Inc., 10780 Santa Monica Blvd., Suite 400, Los Angeles, CA 90025. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Lead Independent Director or to the Chair of the Audit, Compensation, or Corporate Governance and Nominating Committee.

Activities of the Board of Directors and its Committees

        Our Board met ten times in fiscal 2007. The Audit Committee met twelve times, the Compensation Committee met six times, and the Corporate Governance and Nominating Committee met one time during fiscal 2007. Each member of our Board attended 75% or more of all Board and applicable committee meetings held in fiscal 2007 (or for that portion of the fiscal year during which they were serving as a director).

        Our bylaws provide that committees of directors may be established by resolution adopted by the Board, with such powers and duties as may be prescribed by the Board, except for the power to amend the bylaws or adopt or recommend to stockholders any matter required to be submitted to stockholders for approval or that otherwise requires stockholder approval under Delaware law, which powers and authority are retained by the Board under the bylaws. In this connection, the Board has established the following committees of the Board: (1) Audit Committee, (2) Compensation Committee, and (3) Corporate Governance and Nominating Committee. Each of the committees has authority to engage legal counsel and other experts or consultants as it deems appropriate to carry out its responsibilities.

        The Corporate Governance and Nominating Committee recommends directors for each committee and a majority of the Board selects the directors to serve on these committees.

Audit Committee

        The Audit Committee assists the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and its subsidiaries. The Audit Committee operates under a written charter adopted by the Board, a copy of which is available on our website at http://www.prospectmedicalholdings.com. Under its charter, the Audit Committee, among other things, is directed and has authority to:

  •
  Retain and terminate the Company's independent auditors, and to propose the ratification of independent auditors by the stockholders at the annual meeting of stockholders,

  •
  Review the scope, cost and results of the independent audit of the Company's books and records,

  •
  Discuss the results of the annual audit and results of quarterly reviews of financial statements with management and the independent auditors and the adequacy of the Company's accounting, financial and operating controls including the effectiveness of internal controls over financial reporting,

  •
  Review the performance of and assess the qualifications of the independent auditors and make annual recommendations to the Board regarding the appointment or removal of the independent auditors,

  •
  Monitor the rotation of partners of the independent auditors on the Company's audit engagement team as required by law,

  •
  Establish procedures as required by applicable law for the receipt, retention and treatment of complaints received by the Company regarding internal accounting controls or auditing matters,

  •
  Review the financial statements to be included in the Annual Report on Form 10-K, and other periodic and current reports,

  •
  Pre-approve all audit services and permitted non-audit services performed by the independent auditors and outsourced internal auditors,

  •
  Review the Company's financial plans and operating results,

  •
  Oversee the Company's internal audit programs,

  •
  Prepare or direct the preparation of the audit committee report to be included in the Company's annual proxy statement,

  •
  Meet privately (without members of management present) and separately with each of the internal auditors and the independent auditors at least annually, and

  •
  Oversee the implementation of the Company's ethics program and adherence to our code of ethics.

        Each member of the Audit Committee meets the independence requirements of the American Stock Exchange, the Securities Exchange Act of 1934, as amended, or the Exchange Act, and our Corporate Governance Guidelines. Each member of our Audit Committee is financially literate, knowledgeable and qualified to review financial statements. The "audit committee financial expert" designated by the Board is Mr. Schwartz.

Compensation Committee

        The Compensation Committee provides general oversight regarding the overall strategy, goals and objectives of our broad-based employee compensation and benefit plans and practices and provides specific oversight regarding the strategy, goals and objectives of our compensation and benefit plans applicable to senior executives and Employee Retirement Income Security Act, or ERISA, qualified employee benefit plans. The Compensation Committee operates under a written charter adopted by the Board, a copy of which is available on our website at http://www.prospectmedicalholdings.com. Under its charter, the Compensation Committee is directed and has authority, among other things, to:

  •
  Establish and periodically review the Company's senior executive compensation and benefits plans,

  •
  Periodically review the Company's senior executive incentive-compensation and equity-based plans,

  •
  Establish and review the compensation and benefits for the five most highly compensated executive officers, including the highest ranking employee executive of the Company (the "principal executive officer"),

  •
  Evaluate annually the performance of the principal executive officer in light of the goals and objectives of the Company's executive compensation and benefit plans,

  •
  Produce an annual report on executive compensation for inclusion in the Company's annual proxy statement and annual report on Form 10-K,

  •
  Administer the stock and other equity-based incentive compensation plans (other than the director plans, except to the extent empowered by the Board), and

  •
  Periodically review, on a general policy-level basis, the Company's various broad-based compensation plans and other employee benefit plans.

        Each member of the Compensation Committee is a "non-employee director" as defined under Rule 16b-3 of the Exchange Act. Each member of the Compensation Committee is also an "outside director" as defined under Section 162(m) of the Internal Revenue Code of 1986.

Corporate Governance and Nominating Committee

        The Corporate Governance and Nominating Committee recommends to the Board individuals qualified to serve as directors and on committees of the Board and advises the Board with respect to Board composition, procedures and committees. The Corporate Governance and Nominating Committee also develops and recommends to the Board the corporate governance guidelines applicable to the Company and oversees the evaluation of the Board and management. The Corporate Governance and Nominating Committee operates under a written charter adopted by the Board, a copy of which may be viewed on the Company's website at http://www.prospectmedicalholdings.com. Under its charter, the Corporate Governance and Nominating Committee, among other things, is directed and has authority to:

  •
  Establish criteria for selecting new directors,

  •
  Evaluate and recruit Board candidates, including candidates recommended by shareholders,

  •
  Review the performance and contributions of each committee and the Board as a whole, at least annually, and recommend areas of improvement to the Board,

  •
  Annually review the performance of each Board member to determine whether it is desirable for such Board members to continue to serve on the Board based upon the designated functional needs of the Board and any change in the responsibilities of a particular Board member,

  •
  Make recommendations to the Board regarding the need for any change in the Board representation or committee structure,

  •
  Recommend the establishment or elimination of committees and nominating members and chairs of committees,

  •
  Establish a selection process for new Board members and recommend to the Board director nominees for election by the stockholders or appointment by the Board, as the case may be,

  •
  Develop and recommend to the Board a set of corporate governance guidelines for the Company,

  •
  Establish and implement self-evaluation procedures for the Board and its committees, and

  •
  Periodically review with the Chairman of the Board and the Chief Executive Officer the succession plans relating to positions held by senior executive officers of the Company and make recommendations to the Board of Directors with respect to the selection of individuals to occupy these positions.

        The Corporate Governance and Nominating Committee believes that candidates for director should have certain minimum qualifications, including being financially literate under SEC rules and regulations and American Stock Exchange listing standards, being over 21 years of age and having the highest personal integrity and ethics. The Corporate Governance and Nominating Committee will consider a candidate's experience, knowledge, skills, expertise, integrity, diversity, ability to make independent analytical inquiries, understanding of the Company's business environment and willingness to devote adequate time and effort to Board responsibilities, among other factors, in assessing a candidate. The Committee retains the right to modify these qualifications from time to time. Director candidates are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In the case of incumbent directors, the Committee reviews each director's overall service to the Company during his or her term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the director's independence. In the case of new director candidates, the Committee also makes the initial determination of whether the nominee must be independent for AMEX purposes, which determination is based upon applicable AMEX listing standards, applicable SEC rules and regulations and the advice of legal counsel, if necessary. The Committee then compiles a list of potential candidates based on recommendations of incumbent directors and management and if deemed appropriate, with the assistance of a professional search firm. The Committee conducts any appropriate inquiries into the backgrounds and qualifications of possible candidates. The Committee then meets to discuss and consider such candidates' qualifications and selects a nominee for recommendation to the Board by majority vote. To date, the Committee has not received or rejected a timely director nominee from a stockholder, or group of stockholders, holding more than 5% of our voting stock.

        The Corporate Governance and Nominating Committee will consider director candidates recommended by stockholders. Stockholders who wish to recommend individuals for consideration by the Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Corporate Governance and Nominating Committee c/o Prospect Medical Holdings, Inc., 10780 Santa Monica Blvd., Suite 400, Los Angeles, CA 90025, at least 120 days prior to the anniversary date of the mailing of the Company's proxy statement for the last annual meeting of stockholders (or a reasonable time before the Company begins to print and mail proxy materials where the prior year's annual meeting was not held or was held more than 30 days after the prior year's meeting). Submissions must include the full name of the proposed nominee, a description of the proposed nominee's business experience for at least the previous five years, complete biographical information and a description of the proposed nominee's qualifications as a director. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

CODE OF ETHICS

        Based upon the advice and recommendation of the Audit Committee, the Board of Directors adopted a financial code of ethics on January 18, 2006 that applies to our senior financial officers, including the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The financial code of ethics addresses conflicts of interest, corporate opportunities, confidentiality, protection and proper use of company assets, financial disclosure and reporting, maintenance of books and records and compliance with laws, rules and regulations. The Financial Code of Ethics is posted on our website at www.prospectmedicalholdings.com and is available in print to any stockholder that requests it in writing. Requests should be addressed to Investor Relations, c/o Linda Hodges, Prospect Medical Holdings, 1920 E. 17th Street, Suite 200, Santa Ana, CA 92705.

        The Board of Directors has also adopted a Code of Business Conduct and Ethical Business Practice which applies to all officers, employees and directors of the Company. A copy of the Code of Business Conduct and Ethical Business Practice was filed as an exhibit to our Annual Report on

Form 10-K for the fiscal year ended September 30, 2006 and may be viewed on the SEC's website at http://www.sec.gov.

        The Financial Code of Ethics and the Code of Business Conduct and Ethical Business Practice contain written standards that are intended to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC and in other public communications made by the Company; compliance with applicable governmental laws, rules and regulations; the prompt internal reporting of violations of these standards to the Audit Committee or Corporate Compliance Officer; and accountability for adherence to these standards.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under the Securities Exchange Act of 1934, as amended, our directors, certain officers, and any persons holding more than 10% of any class of our equity securities are required to report their ownership of our equity securities and any changes in that ownership to the Securities and Exchange Commission and any exchange or quotation system on which our securities are listed or quoted. Specific due dates for these reports have been established and we are required to report any failure to file such reports on a timely basis. Based solely on a review of copies of reports filed with the SEC, we believe that all persons required to file such reports complied with the filing requirements applicable to them for the year ended September 30, 2007, with the exception that reports were filed late for the following persons (each of whom filed one late Form 4 report that related to only one transaction, except as indicated otherwise): Jacob Y. Terner , Catherine S. Dickson (two Form 4 reports and two transactions), Mike Heather, Linda Hodges, Donna Vigil, Michael A. Terner, Stewart Kahn (two Form 4 reports and three transactions), David Levinsohn, Kenneth Schwartz, Joel S. Kanter, Gene E. Burleson, and Jeereddi Prasad (one Form 3 report and no transactions). Most of the late filings related to grants of stock options. We have established procedures to ensure that future grants of stock options will be reported in a timely manner.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        On August 8, 2007, in satisfaction of a condition to the closing of our acquisition of Alta, we entered into an employment agreement with David R. Topper, who beneficially owns more than 5% of our class of Common Stock. Under the employment agreement, Mr. Topper serves as President of our subsidiary Alta Hospitals System, LLC for a base annual salary of $610,000, bonuses of up to $250,000 annually if certain performance standards are met by Alta, and other benefits typically awarded to our officers. Under the agreement, Mr. Topper also agreed to serve for no additional compensation as a director and officer of each of the Alta entities acquired by the Company. Mr. Topper's employment agreement has a term of five years. The agreement is subject to termination at any time, but if termination is without cause Mr. Topper will be entitled to receive an aggregate lump sum payment in an amount equal to the sum of (a) base salary for the balance of the term of the agreement or for a period of three years, whichever is less; (b) accrued but unused vacation, paid time off or other compensation; (c) pro-rata bonus payments; and (d) incurred but unpaid reimbursement for business expenses. The agreement also includes non-compete provisions.

Independent Directors

        A majority of the members of our Board of Directors are independent in accordance with the standards of the American Stock Exchange. The independent members of the Board are Gene Burleson, Joel Kanter, David Levinsohn, Kenneth Schwartz and Glenn Robson.

        The members of the Audit Committee and Compensation Committee of the Board are all independent under the standards established by the American Stock Exchange.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Amount and Nature of Shares of Common Stock Beneficially Owned

        The following table shows how much of our Common Stock is beneficially owned by directors, named executive officers (as set forth in the Summary Compensation Table below), directors and executive officers as a group, and beneficial owners of more than 5% of our class of Common Stock as of June 25, 2008.

Name	Number of Shares Owned(1)		Right to Acquire(2)		Total Shares Beneficially Owned(3)	Percent of Class(4)
Jacob Y. Terner, M.D.(5)	1,085,518	(6)	438,333		1,523,851	12.5
Samuel S. Lee	943,568	(7)	—		943,568	8.0
Mike Heather	—		306,333		306,333	2.5
Catherine S. Dickson	23,109		136,499		159,608	1.3
Michael A. Terner(8)	—		66,666		66,666	0.6
Donna Vigil	24,776		63,999		88,775	0.7
R. Stewart Kahn(9)	—		—		—	—
David A. Levinsohn	135,211	(10)	140,000		275,211	2.3
Kenneth Schwartz	52,035		140,000		192,035	1.6
Joel S. Kanter	35,000		90,000		125,000	1.1
Gene E. Burleson	25,000		120,000		145,000	1.2
Jeereddi Prasad, M.D.	395,434		—		395,434	3.4
Glenn R. Robson	—		—		—	—
All Directors and Executive Officers as a Group (14 persons)(11)	2,763,031		1,520,496		4,283,527	32.2
David & Alexa Topper Family Trust, U/D/T September 29, 1997 (the "Trust")	943,568	(12)	—		943,568	8.0
Kevin Kimberlin(13)	286,302	(14)	440,482	(15)	726,784	5.9
Richard N. Merkin, M.D.(16)	607,400	(17)	—		607,400	5.2

(1)
Except as indicated otherwise, each holder has sole voting and investment power over the shares listed in the table, except to the extent they share that power with their spouse. Except as otherwise stated, the address of each person in the table is c/o 10780 Santa Monica Blvd., Suite 400, Los Angeles, CA 90025.

(2)
These are shares which the holders have the right to acquire within 60 days through the exercise of outstanding options or warrants. As such, the holders are deemed to beneficially own these shares even though they are not outstanding.

(3)
Total of shares in column one and column two.

(4)
Calculated based on a total of 11,782,567 shares outstanding on June 25 2008.

(5)
Dr. Terner's address is 205 Chautauqua Blvd., Pacific Palisades, California 90272. Dr. Terner resigned as our Chief Executive Officer effective March 19, 2008. Effective May 12, 2008, he resigned as our Executive Chairman and as a member of our Board of Directors, as well as from all other positions held with our subsidiaries. In connection with his May 12 resignation, Dr. Terner agreed to continue to serve on a temporary basis (but in no case for more than ninety days) as director, officer and sole shareholder of Prospect Medical Group, Inc., our affiliated California professional corporation, and as director and officer of each of our other affiliated physician organizations, and as holder of record title to Prospect Medical Group's shares in Nuestra Familia Medical Group, until a suitable replacement can be identified for these positions. Dr. Terner's share ownership is included in the table because he served as Chief Executive Officer during our 2007 fiscal year and is therefore included as a "named executive officer" in the Summary Compensation Table for fiscal 2007.

(6)
Beneficial ownership of 81,407 shares of Common Stock is shared by Jacob Y. Terner and Sandra W. Terner as co-trustees of the Terner Family Trust.

(7)
Does not include 4,182,200 shares of Common Stock that will become issuable if stockholders approve the convertibility of our Series B Preferred Stock at our next annual meeting of stockholders and the 836,440 shares of Series B Preferred Stock held by Mr. Lee become convertible into Common Stock. In that event, Mr. Lee would beneficially own a total of 5,018,640 shares of Common Stock, or 31.4% of the class (without taking into account the additional 4,182,200 shares of Common Stock that would then also be issuable upon exercise of Series B Preferred Stock held by the Trust, as described in Note (12) below).

(8)
Mr. Terner's address is 9419 Oakmore Road, Los Angeles, California 90035. Mr. Terner's employment with the Company ended effective June 4, 2008. His share ownership is included in the table because he was serving as an executive officer at the end of our 2007 fiscal year and is therefore included as a "named executive officer" in the Summary Compensation Table for fiscal 2007.

(9)
Mr. Kahn's employment with the Company ended on July 25, 2007, so he is was not an executive officer of the Company at the end of our September 30, 2007 fiscal year (although he is still included as a "named executive officer" in the Summary Compensation Table for fiscal 2007). Mr. Kahn rejoined the company as Senior Vice President, Finance and Development, on April 7, 2008.

(10)
Beneficial ownership of 30,211 shares of Common Stock is held by David Levinsohn as trustee of the Levinsohn revocable Family Trust.

(11)
In addition to the directors and executive officers named in this table, two other executive officers are included as members of this group. Such other executive officers hold a total of 43,380 shares of Common Stock and have the right to acquire a total of 82,665 shares of Common Stock through the exercise of outstanding options within the next 60 days.

(12)
Does not include 4,182,200 shares of Common Stock that will become issuable if Proposal 4 is approved by stockholders at the Annual Meeting and the 836,440 shares of Series B Preferred Stock held by the Trust become convertible into Common Stock. In that event, the Trust would beneficially own a total of 5,018,640 shares of Common Stock, or 31.4% of the class (without taking into account the additional 4,182,200 shares of Common Stock that would then also be issuable upon exercise of Series B Preferred Stock held by Mr. Lee, as described in Note (7) above).

(13)
Mr. Kimberlin's address is 535 Madison Avenue, 18th Floor, New York, New York 10022.

(14)
Includes 62,667 shares of Common Stock held by the Kimberlin Family Trust, 81,818 shares of Common Stock held by Spencer Trask Private Equity Fund I LP, 40,909 shares of Common Stock held by Spencer Trask Private Equity Fund II LP, 51,818 shares of Common Stock held by Spencer Trask Private Equity Accredited Fund III LLC, and 49,090 shares of Common Stock held by Spencer Trask Illumination Fund LLC.

(15)
Includes 350,563 shares of Common Stock issuable upon exercise of warrants held by the Kimberlin Family 1998 Trust and 89,919 shares of Common Stock issuable upon exercise of warrants held by Spencer Trask & Co.

(16)
Dr. Merkin's address is 3115 Ocean Front Walk, #301, Marina Del Ray, California 90202.

(17)
Based on a Schedule 13G filed by Dr. Merkin with the Commission on May 23, 2007.

Amount and Nature of Shares of Series B Preferred Stock Beneficially Owned

        The following table shows the number of shares of our Series B Preferred Stock that are beneficially owned by directors, named executive officers (as set forth in the "Summary Compensation Table" below), directors and executive officers as a group, and beneficial owners of more than 5% of our outstanding Series B Preferred Stock as of June 25, 2008.

Name	Number of Shares Owned(1)	Right to Acquire(2)	Total Shares Beneficially Owned(3)	Percent of Class(4)
Jacob Y. Terner, M.D.(5)	—	—	—	—
Samuel S. Lee	836,440	—	836,440	50.0
Mike Heather	—	—	—	—
Catherine S. Dickson	—	—	—	—
Michael A. Terner(6)	—	—	—	—
Donna Vigil	—	—	—	—
R. Stewart Kahn(7)	—	—	—	—
David A. Levinsohn	—	—	—	—
Kenneth Schwartz	—	—	—	—
Joel S. Kanter	—	—	—	—
Gene E. Burleson	—	—	—	—
Jeereddi Prasad, M.D.	—	—	—	—
Glenn R. Robson	—	—	—	—
All Directors and Executive Officers as a Group (14 persons)	836,440	—	836,440	50.0
David & Alexa Topper Family Trust, U/D/T September 29, 1997	836,440	—	836,440	50.0

(1)
Except as indicated otherwise, each holder has sole voting and investment power over the shares listed in the table, except to the extent they share that power with their spouse. Except as otherwise stated, the address of each person in the table is c/o 10780 Santa Monica Blvd., Suite 400, Los Angeles, CA 90025.

(2)
These are shares which the holders have the right to acquire within 60 days through the exercise of outstanding options or warrants. As such, the holders are deemed to beneficially own these shares even though they are not outstanding.

(3)
Total of shares in column one and column two.

(4)
Calculated based on a total of 1,672,880 shares outstanding on April 29, 2008.

(5)
See note (5) to the Common Stock beneficial ownership table above.

(6)
See note (8) to the Common Stock beneficial ownership table above.

(7)
See note (9) to the Common Stock beneficial ownership table above.

EXECUTIVE COMPENSATION

Report of the Compensation Committee on Executive Compensation

        The Compensation Committee of the Board of Directors reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with members of senior management and, based on its review, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee: Gene Burleson, Chair David Levinsohn Kenneth Schwartz Joel S. Kanter Glenn Robson

Compensation Discussion and Analysis

Compensation Program Objectives

        Our executive compensation program is based on certain guiding principles that are designed to align and maximize long-term shareholder value with the achievement of management's business objectives. These principles are as follows:

  •
  Attract and retain high-caliber executives with a competitive total compensation package based on current data available regarding enterprises in the managed care markets, and on benchmark data for executives with comparable qualifications and experience.

  •
  Incentivize executives to achieve optimal performance.

  •
  Align the financial interest of executives with long-term shareholder value using a pay for performance compensation methodology.

  •
  Create a compensation program that recognizes and rewards the achievement of individual goals as well as company-wide business objectives.

        Our executive compensation strategy is to structure a plan that includes a component that is variable to short and long-term performance. There is a short-term, annual cash incentive based on company performance that also provides for the recognition of individual performance. Longer-term rewards exist that are tied to growth in the market price of the company's stock. Base salaries are established with the intent of being at a competitive level in relation to those for executives in similarly situated companies. The intent of creating a compensation plan with an appropriate mix of short and long-term incentives is to minimize fixed expenses, while emphasizing cash and equity compensation tied to performance, the achievement of corporate objectives and increased value to shareholders.

Compensation Program Elements

        Our compensation program, as defined by the Compensation Committee, seeks to achieve these objectives through the following compensation elements:

  •
  Base salaries

  •
  Performance-Based Bonuses

  •
  Long-term, Equity-based Compensation Awards

        Although actual compensation can be above or below targets based on individual and company performance, retention considerations and executive experience, we generally target base salaries, cash bonuses and long-term incentives to aggregate to an amount which falls within the median range of market compensation.

Compensation Element Details

        The following is a discussion of each element of compensation, how that element fits into our overall compensation objectives and the rationale as to why each element is paid.

Base Salaries

        We pay base salaries to reward executives for the performance of core job responsibilities of their positions and to provide a level of security for a portion of their annual compensation. It reflects overall job responsibilities, value to the company and individual performance in relation to market competitiveness. Specifically, base salaries are paid based on the following primary factors:

  •
  the nature, responsibility and criticality of the position held;

  •
  normative salary information for executives with comparable positions, qualifications and responsibilities in comparable companies within the industry, using available benchmark data;

  •
  the expertise of the individual along with his or her history with and value to the company;

  •
  market competitiveness for the executive's services;

  •
  the recommendations of the Chief Executive Officer (other than his own compensation);

        Named executive officer salaries are considered for adjustment annually as part of our annual review process. The base salary of the Chief Executive Officer is recommended by the Compensation Committee and approved by the Board of Directors, who in turn recommends for approval by the Compensation Committee the base salaries of our other senior executive officers. Consistent with our compensation philosophy, adjustments may periodically be made to executives' base salaries (and other elements of compensation) to maintain market competitiveness, or due to other circumstances such as a promotion, exceptional performance or an adjustment to maintain internal equity among executive positions.

Bonuses

        We pay bonuses to our executive officers based primarily upon our performance during the year, the performance of each executive officer and compensation survey information for executives employed within our market segment. In determining the incentive bonus amount paid to each executive officer, the Committee considers several factors, including our growth and the strength of our financial position, and our non-financial performance relating to overall company improvements. The primary objective of the bonus plan is to compensate executives for the achievement of predetermined individual goals that align with the our overall business strategies and objectives, thereby positively impacting shareholder value.

Long-Term, Equity-Based Incentive Awards

        The general purpose of long-term awards, which to date have been primarily in the form of stock options, is to provide each executive officer with a significant incentive to manage the company from the perspective of an owner with an equity stake in the business. Additionally, long-term awards foster the retention of executive officers and provide executive officers with an incentive to achieve superior performance over time. In approving stock option grants, the Committee bases its decision on each individual's performance and potential to improve stockholder value. The Committee has broad discretion to determine the terms and conditions applicable to each option grant, including the vesting schedule and terms upon which the options may be exercised. Since the exercise price of each stock option must be at least equal to the market price of our Common Stock on the date of grant, the options do not become valuable to the holder unless our shares increase in market value above the price of the Common Stock on the date of grant and the executive officer remains with the company through the applicable vesting period.

        The Committee reviews and determines the Chief Executive Officer compensation pursuant to the principles noted above. Specific consideration is given to the Chief Executive Officer's responsibilities and experience in the industry and compensation packages awarded to chief executive officers of other comparable companies. In addition, the Committee reviews and approves the annual compensation of the other executive officers of the company.

Perquisites and other Personal Benefits

        We do not provide named executive officers with any significant perquisites or other personal benefits other than those described in the Summary Compensation Table (see below).

Health and Insurance Benefits

        With limited exceptions, we support providing benefits to named executive officers that are substantially the same as those offered to salaried employees generally. The named executive officers are eligible to participate in company-sponsored benefit programs on the same terms and conditions as those made available to salaried employees generally. Basic health benefits, life insurance, disability benefits and similar programs are provided to ensure that employees have access to healthcare and income protection for themselves and their family members.

Severance and Change in Control Agreements

        Our compensation arrangements with Ms. Dickson, Dr. Prasad and Mr. Lee provide, and our compensation arrangements with Dr. Terner prior to his resignation provided, for certain severance provisions and benefits associated with various termination scenarios. The severance provisions are designed to be competitive in the marketplace.

        A summary of the severance provisions applicable to compensation arrangements with our executive officers named in the Summary Compensation Table, along with a quantification of the benefits available to each named officer, can be found in the section of this proxy statement captioned "Potential Payments upon Termination or Change in Control."

Executive Compensation Determination Process

Role of the Compensation Committee

        The Compensation Committee of the Board of Directors is composed entirely of directors who have never served as officers of the company and who meet the criteria for independence established by applicable law and the American Stock Exchange. The Committee is responsible for developing and adopting our executive compensation policies. In general, the compensation policies adopted by the Committee are designed (1) to attract and retain executives capable of leading the company to meet its business objectives, and (2) to motivate the our executives to enhance long-term stockholder value.

        Our compensation program consists of salary and performance-based bonuses and long-term, equity-based incentive awards. The overall executive compensation philosophy is based upon the premise that compensation should be aligned with and support our business strategy and long-term goals. We believe it is essential to maintain an executive compensation program that provides overall compensation competitive with that paid to executives with comparable qualifications and experience. The Committee develops its executive compensation program with reference to current data available regarding enterprises in the managed care markets. Actual compensation levels may be greater or less than the median levels depending upon annual and long-term performance by the company and the particular individual.

        The CEO's total compensation is recommended by the Compensation Committee and approved by the Board of Directors. The compensation of all other executive officers is recommended by the CEO and approved by the Compensation Committee. See also "Compensation Element Details" above and "Role of Management in the Compensation Determination Process" below.

        In addition to reviewing executive officer compensation, the Compensation Committee performs a formal evaluation of the compensation for the Board of Directors on a periodic basis. To assist in this process, the company engaged an outside consulting firm to assess the current level of director, as well as executive, compensation at the company, and to make recommendations as to the appropriateness of such compensation in relation to similarly situated companies in the industry.

Role of Management in the Executive Compensation Determination Process

        Management plays a limited role in the compensation determination process. The CEO prepares annual reviews for top executives and makes compensation recommendations for his direct reports to the Compensation Committee. At the request of the Compensation Committee, management occasionally makes proposals to the Compensation Committee regarding incentive targets, incentive plan structure and other compensation related matters.

Role of the Compensation Consultant in the Compensation Determination Process

        In 2007, the Compensation Committee engaged William N. Brown of WNB Consulting LLC to perform an independent, objective assessment of executive and director compensation levels at the company. As part of this review, a thorough analysis of all aspects of executive compensation was performed by WNB Consulting in relation to our size, public company status, business initiatives and growth objectives. WNB Consulting produced an assessment report of both the executive compensation and director compensation levels. The report reflected the consultant's consideration, in its determination of appropriate compensation levels for our executives, to some of the unique business characteristics of the company including aggressive business line expansion, dynamic business environment and pressure from stockholders for a compensation plan that is linked to continued revenue growth and strong EBITDA margin performance. The report focused on compensation for five executive positions in the areas of base salary, total annual cash compensation, total annual compensation (current base salary and target annual incentive for 2007 performance) and long-term incentive grant values. Key compensation questions addressed in the consultant's analysis were:

  •
  the appropriateness of the current level of cash and equity compensation for executives in relation to the highly competitive Southern California marketplace;

  •
  the appropriateness of compensation in relation to performance for stockholders;

  •
  the appropriate competitive market for the company and where the compensation should be in that market;

  •
  a determination of whether the company's emphasis for competitiveness should be on annual cash compensation and its short term rewards or, alternatively, be shifted to a longer-term focus.

        In order to gain an understanding of current trends in executive compensation, the consultant's analysis extracted information from survey data using multiple sources including national executive compensation surveys and proxy analysis tools. The surveys contain subsets of information addressing the sub-industries of Health Care, Health Care Services, Integrated Hospitals, and HMOs and PPOs. The proxy analysis used similar information within the appropriate industries. In the detailed analysis performed for each executive position, a "composite average" approach was used to give a reasonable representation of appropriate compensation, plus an additional 10% premium factor given the economics of pay rates in the State of California versus other areas in the United States. As a result of the executive compensation analysis performed by the consultant, a summary was given as to how each of the five executives' compensation levels compared to similar positions for reasonably comparable companies in the competitive market. Included in this analysis were a series of recommendations given to the Compensation Committee for consideration. The recommendations were as follows:

  •
  Base salary actions for the COO / President, EVP/Secretary and SVP IPA & Network Management on individual performance.

  •
  Give separate consideration to a salary increase for the CEO based on market competitiveness.

  •
  For the annual incentive plan, consider a target percentage for each executive officer position and the creation of a maximum percentage of 150% to 200% of the target percentage to allow for significant rewards when company performance is outstanding.

  •
  For equity grants, evaluate the equity grants provided to the executives at ProMed and Alta before determining grants for the Prospect executives.

        These recommendations were considered in making compensation adjustments to the executive officers in fiscal year 2007. See "Fiscal Year 2007 Compensation Decisions" captioned below.

Fiscal Year 2007 Compensation Decisions

        On January 17, 2007, the Compensation Committee of the Board of Directors increased Dr. Jacob Terner's annual base compensation to $300,000. His annual base compensation was further increased to $400,000 on August 8, 2007, concurrent with the closing of the Alta acquisition. On January 17, 2007, the Compensation Committee also increased Mike Heather's annual base compensation to $225,000. His annual base compensation was further increased to $350,000 on July 17, 2007. On January 17, 2007, the Compensation Committee also increased the base compensation of Catherine Dickson to $250,000. These salary actions were commensurate with our significant growth by acquisition, where revenue has more than tripled, and also with its expansion in lines of business and three distinct business operations: ProMed, Alta, and the existing Prospect entities.

        On June 1, 2007, in satisfaction of a condition to the closing of our acquisition of the ProMed group, we entered into an employment agreement with Dr. Jeereddi Prasad, who is a Director of the company, under which he agreed to continue to serve as the President of each of the ProMed entities for a base annual salary of $300,000, an automobile allowance of $1,300 per month, and other perquisites typically awarded to company executives. The employment agreement also provides that Dr. Prasad will receive annual incentive bonuses if certain performance standards are met by the ProMed entities.

        On August 8, 2007, in satisfaction of a condition to the closing of our acquisition of Alta, we entered into an employment agreement with Samuel S. Lee, who is a Director and executive officer and of the Company and beneficial owner of more than 5% of our class of Common Stock. Under the employment agreement, Mr. Lee serves as Chief Executive Officer of our subsidiary Alta Hospitals System, LLC for a base annual salary of $610,000, bonuses of up to $250,000 annually if certain performance standards are met by Alta, and other benefits typically awarded to executives of the company. Mr. Lee was appointed our Chief Executive Officer effective March 19, 2008, and Chairman of our Board effective May 14, 2008.

Tax Considerations

        Section 162(m) of the Internal Revenue Code generally limits the tax deductions a public corporation may take for compensation paid to its executive officers named in its summary compensation table to $1 million per executive per year. This limitation applies only to compensation that is not considered to be performance-based. Based on fiscal year 2007 compensation levels, no such limits on the deductibility of compensation applied to any officer of the company.

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee during fiscal year 2007 served as an officer, former officer or employee of the company or any of its subsidiaries. During fiscal year 2007, no executive officer of the company served as a member of the compensation committee of any other entity, three of whose executive officers served as a member of our Board of Directors, no executive officer of the company served as a member of the board of directors of any other entity, and no executive officer served as a member of our Compensation Committee.

Summary Compensation Table

        The following table sets forth certain information regarding compensation paid or earned for all services rendered to the company in all capacities during the fiscal year ended September 30, 2007 by our principal executive officer, our principal financial officer, our three other most highly compensated executive officers who were serving as executive officers as of September 30, 2007, and one additional individual who would have been amongst the three most highly compensated executive officers had he been serving as an executive officer as of September 30, 2007, for services rendered to the company as of September 30, 2007. These executive officers are referred to as the named executive officers in this proxy statement.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(7)	All Other Compensation ($)(8)	Total ($)
Jacob Y. Terner, M.D. Principal Executive Officer(1)	2007	300,137	N/A	—	21,877	322,034
Mike Heather Principal Financial Officer(2)	2007	230,301	N/A	11,273	8,710	250,284
Catherine S. Dickson President and COO(3)	2007	235,342	N/A	13,647	7,428	256,417
Michael Terner Executive Vice President(4)	2007	165,000	N/A	5,933	7,077	178,010
Donna Vigil Vice President of Finance(5)	2007	160,000	N/A	11,867	6,806	178,673
R. Stewart Kahn Executive Vice President(6)	2007	180,000	N/A	13,053	5,727	198,780

(1)
On January 17, 2007, Dr. Terner's annual base salary was increased from $250,000 to $300,000. Effective August 8, 2007 Dr. Terner's annual base salary was further increased to $400,000. Effective March 19, 2008, Dr. Terner resigned as our Chief Executive Officer. Effective May 12, 2008, he resigned as our Executive Chairman and as a member of our Board of Directors, as well as from all other positions held with our subsidiaries.

(2)
On January 17, 2007, Mr. Heather's annual base salary was increased from $180,000 to $225,000. Effective July 17, 2007 Mr. Heather's annual base salary was further increased to $350,000. On July 17, 2007, the Compensation Committee of the Board of Directors approved a grant of 200,000 shares of restricted stock for issuance to Mr. Heather subject to approval of all the conditions to effectiveness of the 2008 Omnibus Equity Incentive Plan, including approval by our stockholders. Should the stockholders approve the 2008 Omnibus Equity Incentive Plan at our next Annual Meeting, this grant will be effected.

(3)
On January 17, 2007, Ms. Dickson's annual base salary was increased from $200,000 to $250,000.

(4)
Mr. Terner became our Executive Vice President on July 26, 2007 and resigned from that position effective June 4, 2008. Mr. Terner previously served as our Vice President of HMO Contracting and Health Plan Relations from October 1, 2003 until July 25, 2007.

(5)
Effective October 1, 2006 Ms. Vigil's annual base salary was increased from $150,000 to $160,000.

(6)
Mr. Kahn's employment ended on July 25, 2007 and re-commenced on April 7, 2008. Prior to the termination of his employment on July 25, 2007, his annual base salary was $180,000. Michael Terner filled Mr. Kahn's position as Executive Vice President effective July 26, 2007.

(7)
The amounts in this column represent the proportionate amount of the total fair value of options recognized by us as an expense in 2007 for financial accounting purposes. The fair value of these awards and the amounts expensed in 2007 were determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (FAS 123R). The assumptions we use in calculating these amounts are discussed in Note 10, "Stock Transactions and Option Plans," to the Consolidated Financial Statements.

(8)
All Other Compensation includes a 401(K) match provided as part of our deferred compensation plan that covers substantially all of our employees and other standard perquisites provided to a certain level of company executives, life insurance premiums paid by Prospect for all named executives, and with respect to Dr. Terner, expense reimbursement for car allowance totaling $21,837.

Grants of Plan-Based Awards in Fiscal Year Ended September 30, 2007

        The following table provides information with respect to grants of plan-based awards made during the fiscal year ended September 30, 2007 to the named executive officers.

GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Executive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
										Exercise or Base Price of Option Awards ($)(3)
Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stocks or Units (#)	All Other Option Awards: Number of Shares Underlying Options (#)(2)		Grant Date Fair Value of Option Awards ($)(1)(4)
Jacob Y. Terner, M.D.	5/30/2007	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0	5.20	$—
Mike Heather	5/30/2007	N/A	N/A	N/A	N/A	N/A	N/A	N/A	9,500	5.20	25,365.00
Catherine S. Dickson	5/30/2007	N/A	N/A	N/A	N/A	N/A	N/A	N/A	11,500	5.20	30,705.00
Michael Terner	5/30/2007	N/A	N/A	N/A	N/A	N/A	N/A	N/A	5,000	5.20	13,350.00
Donna Vigil	5/30/2007	N/A	N/A	N/A	N/A	N/A	N/A	N/A	10,000	5.20	26,700.00
R. Stewart Kahn	5/30/2007	N/A	N/A	N/A	N/A	N/A	N/A	N/A	11,000	5.20	29,370.00

(1)
Reflects the SFAS 123R date of the grant for all stock options granted in 2007.

(2)
The option grants to these executive officers vest on an annual basis over three years with a five year term, subject to earlier termination upon certain events.

(3)
The exercise price of the option grants listed above is the closing price of the Company's common stock on the date of grant.

(4)
The hypothetical value of the options as of their date of grant is equal to the fair value of the options on the grant date used to determine the compensation expense under SFAS 123(R) associated with the grant in our financial statements and has been calculated using the Black-Scholes valuation model. The Black-Scholes value is $2.67 per option (using a volatility of 53.37%, an interest rate of 4.67% and an expected term of 5 years). It should be noted that this model is only one of the methods available for valuing options, and our use of the model should not be interpreted as a prediction as to the actual value that may be realized on the options. The actual value of the options may be significantly different, and the value actually realized, if any, will depend upon the excess of the market value of the common stock over the option exercise price at the time of exercise.

Outstanding Equity Awards as of September 30, 2007

        The following table provides information regarding unexercised stock options or other equity awards for each of the named executive officers outstanding as of September 30, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

Option Awards
Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)
Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Pay-out Value of Shares That Have Not Vested (#)
Jacob Y. Terner, M.D.	700,000 13,333 35,000 40,000	(1) (2) (2) (2)	0 0 0 0	0 0 0 0	3.00 4.97 5.00 6.45	6/1/2009 9/30/2010 5/7/2009 11/9/2009	N/A	N/A	N/A	N/A
Mike Heather	300,000 3,167	(3) (2)	0 6,333	0 0	5.00 5.20	(Note 3 5/30/2012)	N/A	N/A	N/A	N/A
Catherine S. Dickson	11,458 50,000 33,000 3,833 34,375	(2) (4) (2) (2) (2)	0 0 0 7,667 0	0 0 0 0 0	4.97 5.00 5.00 5.20 6.45	9/30/2010 9/30/2009 5/7/2009 5/30/2012 11/9/2009	N/A	N/A	N/A	N/A
Michael Terner	30,000 8,333 1,667 25,000	(2) (2) (2) (2)	0 0 3,333 0	0 0 0 0	3.00 4.97 5.20 6.45	9/1/2008 9/30/2010 5/30/2012 11/9/2009	N/A	N/A	N/A	N/A
Donna Vigil	8,333 24,000 3,333 25,000	(2) (2) (2) (2)	0 0 6,667 0	0 0 0 0	4.97 5.00 5.20 6.45	9/30/2010 5/7/2009 5/30/2012 11/9/2009	N/A	N/A	N/A	N/A
R. Stewart Kahn	3,667 25,000	(2) (2)	7,333 0	0 0	5.20 6.45	5/30/2012 11/9/2009	N/A	N/A	N/A	N/A

(1)
On June 1, 2003, Dr. Terner received non-qualified stock options outside our Stock Option Plan. These options were fully vested on the date of grant and expire on June 1, 2009.

(2)
These options were granted under our Stock Option Plan and vest pro-rata over 3 years, including the date of grant (the requisite service period). Options issued under our Stock Option Plan have a 5-year term.

(3)
On April 8, 2004, Mike Heather received non-qualified stock options outside our Stock Option Plan. These options vested over a three year period and expire three years after the date of his termination/resignation from the company.

(4)
On May 7, 2004, Ms. Dickson received non-qualified stock options outside our Stock Option Plan. These options were fully vested on the date of grant and expire on September 30, 2009.

Option Exercises and Stock Vested During the Fiscal Year Ended September 30, 2007

        The following table sets forth information concerning all stock options exercised during the fiscal year ended September 30, 2007 by the named executive officers.

OPTION EXERCISES AND STOCK VESTED

	Option Awards			Stock Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized Upon Exercise ($)		Number of Shares Acquired On Vesting ($)	Value Realized On Vesting ($)
Jacob Y. Terner, M.D.	70,000 45,000	210,000 135,000	(1) (2)	N/A	N/A
Mike Heather	0	—		N/A	N/A
Catherine S. Dickson	25,500 1,435 28,565	76,500 4,305 85,695	(3) (4) (5)	N/A	N/A
Michael Terner	0	—		N/A	N/A
Donna Vigil	25,000 35,000	75,000 105,000	(6) (7)	N/A	N/A
R. Stewart Kahn	27,950 8,333 10,000 11,700 2,300	83,850 41,415 50,000 58,500 11,500	(8) (9) (10) (11) (12)	N/A	N/A

(1)
On December 29, 2006, Dr. Terner exercised 70,000 options. The exercise price of the options was $3.00 per share compared to an average market value of $6.000.

(2)
On April 30, 2007, Dr. Terner exercised 45,000 options. The exercise price of the options was $3.00 per share compared to an average market value of $4.615

(3)
On December 28, 2006, Ms. Dickson exercised 25,500 options. The exercise price of the options was $3.00 per share compared to an average market value of $6.050.

(4)
On March 15, 2007, Ms. Dickson exercised 1,435 options. The exercise price of the options was $3.00 per share compared to an average market value of $4.940.

(5)
On April 30, 2007, Ms. Dickson exercised 28,565 options. The exercise price of the options was $3.00 per share compared to an average market value of $4.615.

(6)
On December 28, 2006, Ms. Vigil exercised 25,000 options. The exercise price of the options was $3.00 per share compared to an average market value of $6.050.

(7)
On April 20, 2007, Ms. Vigil exercised 35,000 options. The exercise price of the options was $3.00 per share compared to an average market value of $4.645

(8)
On March 5, 2007, Mr. Kahn exercised 27,950 options. The exercise price of the options was $3.00 per share compared to an average market value of $4.800

(9)
On September 19, 2007, Mr. Kahn exercised 8,333 options. The exercise price of the options was $4.97 per share compared to an average market value of $5.225

(10)
On September 17, 2007, Mr. Kahn exercised 10,000 options. The exercise price of the options was $5.00 per share compared to an average market value of $5.325.

(11)
On September 18, 2007, Mr. Kahn exercised 11,700 options. The exercise price of the options was $5.00 per share compared to an average market value of $5.245.

(12)
On September 19, 2007, Mr. Kahn exercised 12,300 options. The exercise price of the options was $5.00 per share compared to an average market value of $5.225.

Pension Benefits

        We do not have any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

        We do not have any non-qualified defined contribution plans or other deferred compensation plans.

Employment Arrangements

        We had an employment agreement with Jacob Y. Terner, our Chief Executive Officer through March 19, 2008, which was extended for a three-year term ending on August 1, 2008. The employment agreement was amended to provide for annual base salary of $400,000 effective on the August 8, 2007 closing of the Alta transaction. The agreement provided that if we terminated Dr. Terner's employment without cause, we would be required to pay him $12,500 for each month of past service as our Chief Executive Officer, commencing as of July 31, 1996. Effective September 8, 2004, the Company's maximum contingent obligation under this termination provision was frozen at $1,237,500, effective September 8, 2004. Since the Company had not indicated any intention to terminate Dr. Terner, no such potential liability is accrued as of September 30, 2007. In consideration for Dr. Terner's resignation as Executive Chairman on May 12, 2008 and other promises in his resignation agreement, and in satisfaction of our contractual obligations under Dr. Terner's employment agreement, we agreed to pay to his family trust the sum of $19,361.10 each month during the twelve-month period ending on April 30, 2009 and the sum of $42,694.45 each month during the twenty-four month period ending on April 30, 2011, for the total sum of $1,257,000.

        In connection with the June 4, 2008 resignation of Michael Terner, the Company entered into a severance and release agreement pursuant to which we agreed to pay Mr. Terner a monthly severance payment of $15,000 for a period of three months.

        Our other named executive officers are employed at will and currently do not have written employment agreements. However, our Board of Directors approved a payment to Ms. Dickson equal to six months of salary (equal to $125,000 at September 30, 2007) as a severance package in the event of her termination by us.

        On June 1, 2007, in satisfaction of a condition to the closing of our acquisition of the ProMed group, we entered into an employment agreement with Dr. Jeereddi Prasad, who is a Director of the company, under which he agreed to continue to serve as the President of each of the ProMed entities for a base annual salary of $300,000, an automobile allowance of $1,300 per month, participation in any employee fringe benefit plans and programs available to other executives of the company. The employment agreement also provides that Dr. Prasad will receive annual incentive bonuses if certain performance standards are met by the ProMed entities. Dr. Prasad's employment agreement has an initial term of three years, which will renew automatically for successive one-year periods subject to prior written notice of non-renewal from either party at least ninety days prior to the expiration of the initial term or any renewal term. The agreement is subject to termination at any time, but if termination is without cause Dr. Prasad will be entitled to continue receiving compensation as provided for under the agreement for the balance of the term of the agreement or for a period of six months, whichever is greater, as though he were continuing to perform services under the agreement. In connection with the employment agreement, Dr. Prasad also entered into a non-compete agreement with the company and Prospect Medical Group.

        On August 8, 2007, in satisfaction of a condition to the closing of our acquisition of Alta, we entered into an employment agreement with Samuel S. Lee, who is a Director and executive officer of the Company and beneficial owner of more than 5% of our class of Common Stock. Under the employment agreement, Mr. Lee serves as Chief Executive Officer of our subsidiary Alta Hospitals System, LLC for a base annual salary of $610,000, bonuses of up to $250,000 annually if certain performance standards are met by Alta, and is entitled to participate in any employee benefit and fringe benefit plans and programs available to other executives of the company as well as any executive equity incentive plan adopted by the Board of Directors. Under the agreement, Mr. Lee also agreed to serve for no additional compensation as a director and/or officer of each of the Alta entities acquired by the company. Mr. Lee's employment agreement has a term of five years. The agreement is subject to termination at any time, but if termination is without cause Mr. Lee will be entitled to receive an aggregate lump sum payment in an amount equal to the sum of (i) base salary for the balance of the term of the agreement or for a period of three years, whichever is less; (ii) accrued but unused vacation, paid time off or other compensation; (iii) pro-rata bonus payments; and (iv) incurred but unpaid reimbursement for business expenses. The agreement also includes non-compete provisions. Effective March 19, 2008, Mr. Lee was named our Chief Executive Officer, and he was appointed Chairman of our Board of Directors effective May 14, 2008.

Potential Payments Upon Termination of Employment or Change in Control

        The following table and summary set forth estimated potential payments we would be required to make to our named executive officers upon termination of employment or change in control of the

Company, pursuant to each executive's employment agreement in effect at fiscal year end. The table assumes that the triggering event occurred on September 30, 2007.

Name	Benefit	Termination without Cause ($)	Death or Disability ($)	Termination Following Change of Control ($)
Jacob Y. Terner	Salary Bonus Equity Acceleration Benefits Continuation Total Value	1,251,917 — — — 1,251,917	— — — — —	— — — — —
Mike Heather	Salary Bonus Equity Acceleration Benefits Continuation Total Value	— — — — —	— — — — —	— — — — —
Catherine S. Dickson	Salary Bonus Equity Acceleration Benefits Continuation Total Value	125,000 — — — 125,000	— — — — —	— — — — —
Mike Terner	Salary Bonus Equity Acceleration Benefits Continuation Total Value	— — — — —	— — — — —	— — — — —
Donna Vigil	Salary Bonus Equity Acceleration Benefits Continuation Total Value	— — — — —	— — — — —	— — — — —
Stewart Kahn	Salary Bonus Equity Acceleration Benefits Continuation Total Value	— — — — —	— — — — —	— — — — —

Termination Without Cause

        If Ms. Dickson is terminated by us without cause, the Company is obligated to pay severance consisting of six months of salary (equal to $125,000 at September 30, 2007).

        In addition, under the terms of the Company's Stock Option Plan and the accompanying Stock Option Agreement with each participant receiving options under the Stock Option Plan, such participants, including named executive officers, upon any termination of employment for any reason other than death or disability, would be able to exercise any options received under the Stock Option Plan to the extent such options had already vested on the date of termination, for a period ending the earlier of (a) 90 days after the date of termination of employment or (b) the expiration date of the options.

Termination of Employment Due to Death or Disability

        Under the terms of our Stock Option Plan, in the event of a termination of employment due to death or disability, all participants, including named executive officers, would be able to exercise any options received under the Stock Option Plan to the extent such options had already vested on the date of termination, for a period ending the earlier of (a) one year after the date of termination of employment or (b) the expiration date of the options.

Termination Following Change of Control

        Under the terms of our Stock Option Plan, in the event of a change in control, all options granted to all participants under the Plan, including named executive officers, will vest as of the date of the change in control.

Director Compensation

        The following table summarizes the compensation earned by each of the non-employee directors for the fiscal year ended September 30, 2007.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
David Levinsohn	11,250		88,800	N/A	N/A	N/A	100,050
Kenneth Schwartz, CPA	23,250		88,800	N/A	N/A	N/A	112,050
Joel S. Kanter	10,500		88,800	N/A	N/A	N/A	99,300
Gene E. Burleson	10,875		88,800	N/A	N/A	N/A	99,675
Glenn R. Robson(3)	750		—	N/A	N/A	N/A	750

(1)
Reflects cash compensation earned for the fiscal year ended September 30, 2007. Non-employee directors are paid $750 for each meeting of the Board of Directors they attend and $375 for each Board committee meeting they attend. For his service as Audit Committee Chairman, Mr. Schwartz is entitled to receive an additional fee of $12,000 per year.

(2)
Represents the proportionate amount of the total fair value of option awards recognized by the Company as an expense for the fiscal year ended September 30, 2007 for financial reporting purposes. The fair value of these awards and the amounts expensed for the fiscal year ended September 30, 2007 were determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payments (FAS 123R). The awards for which expense is shown in this table include the awards made in the fiscal year ended 2007 as well as awards granted in previous years for which we continued to recognize expense in the fiscal year ended September 30, 2007. The assumptions used in calculating the grant date fair value of the option awards are as follow: volatility: 53.7%; interest rate: 4.67%; expected term: 5 years. The options vest over 3 years, including the date of grant (the requisite service period) and expire after 5 years from the date of grant.

(3)
Mr. Robson was appointed as a member of our Board of Directors upon the August 8, 2007 closing of the Alta acquisition, with service commencing at the first regularly scheduled Board meeting thereafter, being September 19, 2007.

Director Compensation Policy

        Under the Company's compensation structure for the period ended September 30, 2007, independent directors received $750 for each meeting of our Board of Directors that they attend. The members of our Audit Committee and Compensation Committee received $375 for each committee meeting they attend. Each of the Company's outside directors were awarded stock options to purchase 30,000 shares of our Common Stock from the Company's Stock Option Plan on January 18, 2007. The options had an exercise price equal to the closing price of the Company's common stock on January 18, 2007, vested fully on the date of grant and expire on January 18, 2012.

        In the fiscal year ended September 30, 2007, WNB Consulting, Inc. performed a similar analysis for director compensation as it did with executive compensation for the company. The study was commissioned due to the expansion of business lines and growth of the company, the increased amount of time spent on Board and Committee matters and the need to benchmark an appropriate and competitive level of director compensation. The analysis and resulting recommendations were partially based on the review of information within the competitive marketplace without regard to company size and industry, so as to assess general director compensation trends. The assessment also utilized information more directly related to the industry and size of the company by using information from several nationally ranked surveys conducted by recognized national organizations and from proxy filings. Data from various sources were used in the consultant's analysis of director compensation, including the National Association of Corporate Directors Compensation Report—2006/2007 and SEC proxy filings (20 companies in the healthcare industry with revenue size from $200 million to $500 million and approximately 7 with revenue size from $100 million to $200 million). The National Association of Corporate Directors Compensation Report and SEC proxy filings provided the most relevant information in terms of companies with similar size within the same industry. The remaining sources utilized in the assessment provided more general trend data to consider in making final director compensation recommendations. Based on the consultant's comparative analysis, giving consideration to current director compensation trends as well as the strategic initiatives for the Company, the consultant made several recommendations to our Board of Directors which were considered in determining director compensation at the company.

PROPOSAL 2

APPROVAL OF 2008 OMNIBUS EQUITY INCENTIVE PLAN

        We are requesting that the stockholders approve the Company's 2008 Omnibus Equity Incentive Plan (the "2008 Plan"). The Company operates in a competitive marketplace in which success depends on its ability to attract and retain employees of the highest caliber. One of the tools that the Board regards as essential in addressing these human resource challenges is a competitive equity incentive program. The Board proposes to adopt the 2008 Plan to enable the Company to provide appropriate equity incentives to the employees, directors and consultants of the Company, our subsidiaries and certain of our affiliates.

        The proposal to approve the adoption of the 2008 Plan will require approval by a majority of the shares present at the meeting, in person or by proxy and entitled to vote on the matter. Withholding authority to vote for approval of the 2008 Plan will have the effect of a vote against the approval of the adoption of the 2008 Plan.

Summary of the 2008 Plan

        The Board of Directors has unanimously approved the 2008 Plan, subject to stockholder approval at the Annual Meeting. Securities may not be issued under the 2008 Plan until after the American Stock Exchange has approved the listing of the shares of Common Stock that are issuable under the plan and until after a Form S-8 registration statement has been filed with the Securities and Exchange Commission and has become effective with respect to the securities issuable under the 2008 Plan.

        Description of the 2008 Plan.    The 2008 Plan is an "omnibus" stock plan permitting a variety of equity programs designed to provide flexibility in implementing equity awards, including incentive stock options, non-qualified stock options, restricted stock grants, stock appreciation rights and performance based awards. Participants in the 2008 Plan may be granted any one of the equity awards or any combination of them, as determined by the Committee defined below. The following is a summary of the principal provisions of the 2008 Plan. This summary is qualified in its entirety by reference to the full text of the 2008 Plan, which is attached as Appendix A to this proxy statement.

        Purpose.    The 2008 Plan is intended to help us recruit and retain highly qualified employees (including directors, advisers and consultants) by providing incentive compensation opportunities tied to our Common Stock and by promoting their ownership of our Common Stock.

        Shares Reserved for Issuance.    The maximum number of shares of Common Stock that will be allocated to the 2008 Plan and will be reserved to satisfy awards under the 2008 Plan is 4,000,000. If stockholders approve the 2008 Plan at the Annual Meeting, the 2008 Plan will replace the 1998 Stock Option Plan (the "Former Plan") in effect as of the date of this proxy statement, and no future grants will be made under the Former Plan. Shares of Common Stock available under the Former Plan will no longer be available for issuance under the Former Plan, and no shares of Common Stock forfeited or cancelled under the Former Plan will be available for grants under the 2008 Plan.

        Limitations.    The maximum number of Shares that may be subject to Awards which constitute ISOs shall be 4,000,000. The maximum number of Shares that may be included in Awards to any Participant within a 12 month period is 500,000. Awards may not be granted under the 2008 Plan after the tenth anniversary of the approval of the 2008 Plan, but awards granted prior to such tenth anniversary may extend beyond such date. Once granted, options and stock appreciation rights may not be repriced. Grants of awards to a non-employee member of the Board at the time of grant must be made pursuant to formulas established by the Board before such grant.

        Administration.    The 2008 Plan shall be administered by the Compensation Committee of our Board of Directors (the "Committee"), which is comprised of our non-management, independent directors. The Committee has the full power and authority to establish the terms and conditions of any awards under the Plan consistent with Plan provisions, including the following:

  •
  The number of shares, units or other rights subject to each award,

  •
  The exercise or base price of an award,

  •
  The time or times at which an award will become vested, exercisable or payable, the performance goals and other conditions of the award,

  •
  The duration of the award, and

  •
  All other terms of the award.

        The Board of Directors has unanimously approved the 2008 Plan, subject to stockholder approval at the Annual Meeting. Securities may be issued under the 2008 Plan only after the American Stock Exchange has approved the listing of the shares of Common Stock to be reserved for issuance under the 2008 Plan and after a Form S-8 registration statement has been filed with the Securities and Exchange Commission and has become effective with respect to the securities issuance under the 2008 Plan.

        The Committee is authorized to interpret the Plan and to make any other determinations that it deems necessary or desirable for the administration of the Plan. All interpretations, determinations and actions by the Committee will be conclusive and binding upon all parties.

        Eligibility.    Any person who is an employee of the Company or any of our subsidiaries, or certain of our affiliates, or any director or any consultant is eligible to be designated by the Committee to receive awards and become a participant under the 2008 Plan (a "Participant" or the "Participants").

        Types of Plan Awards.    The 2008 Plan includes the following equity compensation awards: incentive stock options, non-qualified stock options, restricted stock awards, stock appreciation rights, and performance-based awards.

  •
  Stock options granted under the 2008 Plan may be either incentive stock options or non-qualified stock options, subject to the provisions of Section 422 of the Internal Revenue Code. An option will be exercisable at such time and upon such terms and conditions as determined by the Committee. An option may be exercised by the Participant by giving written notice to the Company, specifying the number of shares with respect to which the option is then being exercised, and accompanied by payment of an amount equal to the exercise price of the shares to be purchased. The purchase price may be paid by cash, check, delivery to the Company of shares of Common Stock held at least six months, or a broker-assisted cashless exercise.

  •
  ISOs may be granted only to eligible employees of the Company or any subsidiary of the Company and must have an exercise price of not less than 100% of the fair market value of the Company's Common Stock on the date of grant (110% for ISOs granted to any 10% shareholder of the Company). In addition, the term of an ISO may not exceed 10 years (five years if granted to any 10% shareholder). Nonqualified stock options must have an exercise price of not less than 100% of the fair market value of the Company's Common Stock on the date of grant, and the term of any nonqualified stock option may not exceed 10 years. In the case of an ISO, the amount of the aggregate fair market value of Common Stock (determined at the time of grant) with respect to which ISOs are exercisable for the first time by an employee during any calendar year may not exceed $100,000.

  •
  Stock Appreciation Rights ("SARs") are rights to receive (without payment to the Company) cash, shares, or any combination thereof, as determined by the Committee, based on the increase in the value of the number of shares of Common Stock specified in the SAR. The base price (above which any appreciation is measured) will in no event be less than 100% of the fair market value of the Company's stock on the date of grant of the SAR or, if the SAR is granted in tandem with a stock option (that is, so that the Participant has the opportunity to exercise either the stock option or the SAR, but not both), the exercise price under the associated option. A SAR may be exercised by the Participant by giving written notice to the Company specifying the number of shares with respect to which the SAR is being exercised.

  •
  Restricted Stock Awards represent shares of Common Stock granted to a Participant with restrictions on transfer and vesting requirements as determined by the Committee. The restrictions imposed on shares granted under a restricted stock award will lapse in accordance with the vesting requirements specified by the Committee in the award agreement. Such vesting requirements may be based on the continued service of the Participant with the Company, our subsidiaries or our affiliates for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion. If the vesting requirements of a restricted stock award are not satisfied prior to the termination of the Participant's service, the award will be forfeited and the shares of Common Stock subject to the award will be returned to the Company.

  •
  The Committee may also grant other types of awards based on the fair market value of our Common Stock. The terms and conditions of such Other Stock-Based Awards shall be determined by the Committee and may be granted alone or in addition to any other awards granted under the 2008 Plan. Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more shares of Common Stock or the equivalent cash value of such shares of Common Stock (or both) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives.

  •
  Certain Other Stock-Based Awards may be granted as Performance-Based Awards. The Committee, in its sole discretion, may determine that certain grants of Other Stock-Based Awards should be subject to such requirements so that they are deductible by the Company under Section 162(m) of the Internal Revenue Code ("Performance-Based Awards"). Performance-Based Awards will be granted in a manner to satisfy the requirements of Section 162(m) of the Internal Revenue Code and the regulations thereunder. A Participant's Performance-Based Award shall be determined based on the attainment of written performance measures as set forth in a particular award agreement. The performance measures to be used for a performance-based award will be chosen by the Committee, in its discretion, from among the following: (1) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (2) net income; (3) operating income; (4) earnings per share; (5) book value per share; (6) return on shareholders' equity; (7) expense management; (8) return on investment; (9) improvements in capital structure; (10) profitability of an identifiable business unit or product; (11) maintenance or improvement of profit margins; (12) stock price; (13) market share; (14) revenues or sales; (15) costs; (16) cash flow; (17) working capital and (18) return on assets.

        Transferability.    Unless otherwise determined by the Committee, no award under the 2008 Plan may be transferred by the Participant. During the life of the Participant all rights under an award may be exercised only by the Participant. An award which is exercisable after the death of a Participant may be exercised by his or her legatee, personal representative, or distributee.

        Effect of Significant Corporate Event.    In the event of any change in the outstanding shares of Common Stock of the Company through dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, exchange, or other distribution to shareholders of shares other than regular cash dividends, the Committee may substitute or adjust (1) the number or kind of shares subject to the 2008 Plan or outstanding awards, (2) the 2008 Plan limits, (3) the option price or exercise price of any SAR, and (iv) any other affected terms of such awards. In the event of a change in control, the Committee may (a) accelerate, vest, or cause the restrictions to lapse with respect to all or any portion of an award, (b) cancel awards for fair value, (c) provide for the issuance of substitute awards, or (d) provide that for at least 30 days prior to the change in control, such stock options shall be exercisable and will terminate upon the change in control.

        Amendments to the 2008 Plan.    Generally the Board of Directors may amend or modify the 2008 Plan at any time subject to (1) any necessary stockholder approval to increase the total number of shares reserved for the 2008 Plan, or as required by law, and (2) the rights of holders of outstanding awards on the date of amendment or modification.

        Summary of Tax Consequences.    The following is a brief and general discussion of the United States federal income tax consequences to recipients of awards granted under the 2008 Plan. This summary is not comprehensive and is based upon laws and regulations in effect on the date of this proxy statement. Such laws and regulations are subject to change. This summary is intended for the information of stockholders considering how to vote and not as tax guidance to participants in the 2008

Plan. Participants in the 2008 Plan should consult their own tax advisers as to the tax consequences of participation.

  •
  Nonqualified Stock Options.  Generally, there are no federal income tax consequences to the Participants upon grant of nonqualified stock options. Upon the exercise, however, the Participant will recognize ordinary income in an amount equal to the amount by which the fair market value of the Common Stock acquired upon the exercise of such option exceeds the exercise price. A sale of Common Stock so acquired will give rise to a capital gain or loss equal to the difference between the fair market value of the Common Stock on the exercise and sale dates. When the Participant recognizes ordinary income, the Company or its affiliate will recognize a tax deduction.

  •
  Incentive Stock Options.  Except as noted at the end of this paragraph, there are no federal income tax consequences to the Participant upon grant or exercise of an ISO. If the Participant holds shares of Common Stock purchased pursuant to the exercise of an ISO for at least two years after the date the option was granted and at least one year after the exercise of the option, the subsequent sale of Common Stock will give rise to a long-term capital gain or loss to the participant and no deduction will be available to the Company. If the Participant sells the shares of Common Stock within two years after the date an ISO is granted or within one year after the exercise of an option, the Participant will recognize ordinary income in an amount equal to the difference between the fair market value at the exercise date and the option exercise price, and any additional gain or loss will be a capital gain or loss. If the Participant recognizes ordinary income, the Company or its affiliate will recognize a tax deduction. Some Participants may have to pay alternative minimum tax in connection with exercise of an ISO.

  •
  Restricted Stock.  A Participant will generally recognize ordinary income on receipt of an award of restricted stock when his or her rights in that award become substantially vested, in an amount equal to the amount by which the then fair market value of the Common Stock acquired exceeds the price he or she has paid for it, if any. Recipients of Restricted Stock may, however, within 30 days of receiving an award of restricted stock, choose to have any applicable risk of forfeiture disregarded for tax purposes by making a "Section 83(b) election." If the Participant makes a Section 83(b) election, he or she will have to report compensation income equal to the difference between the value of the shares and the price paid for the shares, if any, at the time of the transfer of the Restricted Stock. When the Participant recognizes ordinary income, the Company or its affiliate will recognize a tax deduction.

  •
  Stock Appreciation Rights.  A Participant will generally recognize ordinary income on receipt of cash or other property pursuant to the exercise of an award of Stock Appreciation Rights. When the Participant recognizes ordinary income, the Company or its affiliate will recognize a tax deduction.

  •
  Other Stock-Based Awards.  A Participant will generally recognize ordinary income on receipt of any shares of Common Stock, cash or other property in satisfaction of any Other Stock-Based Awards, including restricted stock units, performance units, or stock grants, under the 2008 Plan. When the Participant recognizes ordinary income, the Company or its affiliate will recognize a tax deduction.

  •
  Potential Deferred Compensation.  For purposes of the foregoing summary of federal income tax consequences, we assumed that no award under the 2008 Plan will be considered "deferred compensation" as that term is defined for purposes of recent federal tax legislation governing nonqualified deferred compensation arrangements, Section 409A of the Code, or, if any award were considered to any extent to constitute deferred compensation, its terms would comply with the requirements of that legislation (in general, by limiting any flexibility in the time of payment). For example, the award of a SAR at less than 100% of the market value of the

    Company's Common Stock, would constitute deferred compensation. If an award includes deferred compensation, and its terms do not comply with the requirements of the legislation, then any deferred compensation component of an award under the 2008 Plan will be taxable when it is earned and vested (even if not then payable) and the recipient will be subject to a 20% additional tax.

  •
  Section 162(m) Limitations on the Company's Tax Deduction.  In general, whenever a recipient is required to recognize ordinary income in connection with an award, the Company will be entitled to a corresponding tax deduction. However, the Company will not be entitled to deductions in connection with awards under the 2008 Plan to certain senior executive officers to the extent that the amount of deductible income in a year to any such officer, together with his or her other compensation from the Company exceeds the $1 million dollar limitation of Section 162(m) of the Code. Compensation which qualifies as "performance-based" is not subject to this limitation, however.

        Awards to Particular Officers.    Except as described below, the benefits or amounts that will be received under the 2008 Plan by or allocated to each of (1) the officers listed in the Summary Compensation Table, (2) each of the nominees for election as a director, (3) all directors of the Company who are not executive officers of the Company as a group, (4) all present executive officers of the Company as a group, and (5) all employees of the Company, including all other current officers, as a group are not determinable at this time.

        On July 17, 2007, the Compensation Committee of the Board of Directors approved the grant of 200,000 shares of restricted stock to Mike Heather subject to the receipt of stockholder approval of the 2008 Plan and satisfaction of all conditions for the 2008 Plan to become effective. No other grants of securities under the 2008 Plan are determinable at this time.

The Board recommends that you vote "for" Proposal 2

AUDIT COMMITTEE REPORT

        The Audit Committee is composed of the five directors named below. Each member of the Committee is an independent director as defined under the listing standards of the American Stock Exchange. The Committee operates under a written charter. The Committee held ten meetings in fiscal 2007. During these meetings, the Committee reviewed and discussed with management and Ernst & Young LLP, or E&Y, the Company's independent auditors, the Company's consolidated financial statements, including its audited consolidated financial statements for the year ended September 30, 2007, and financial reporting process, including the system of internal controls over financial reporting and significant accounting policies applied by the Company. The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of E&Y as auditors. The Committee regularly meets in executive session with E&Y, with and without management present, to discuss the results of their examinations, evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

        Management has primary responsibility for the financial statements and financial reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of the Company's financial statements with U.S. generally accepted accounting principles. The Committee discussed with E&Y the scope and plan for its audits, as well as the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). E&Y provided the Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with E&Y its independence from the Company. The Committee also considered the nature and scope of the non-audit services provided by E&Y to the Company and the compatibility of these services with E&Y's independence. In October 2003, the Committee adopted a policy to pre-approve all audit and permitted non-audit services to be performed by the Company's independent auditors.

        Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2007. The Committee also appointed E&Y as the Company's independent auditors for fiscal 2008, and has recommended that such appointment be submitted to the Company's stockholders for ratification at the 2008 Annual Meeting of Stockholders.

                      June 27, 2008

                      The Audit Committee
                      Kenneth Schwartz,                       Chair
                      David Levinsohn
                      Joel S. Kanter
                      Gene Burleson
                      Glenn Robson

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        The following table represents aggregate fees billed to us by Ernst & Young LLP for fiscal years ended September 30, 2006 and 2007. Audit fees relate to the audits of the respective fiscal years, notwithstanding when the fees were billed or when the services were rendered.

Name	2006		2007
Audit fees(1)	$399,000		$1,516,930
Audit related fees(2)	46,841	(3)	312,042	(4)
Tax fees(2)	0		110,024	(5)
All other fees(2)	1,500	(6)	1,500	(6)
Total fees	$447,341		$1,940,496

(1)
Includes fees and expenses related to the fiscal year audit of the consolidated financial statements, quarterly reviews and stand-alone audits of subsidiaries.

(2)
These fees were all pre-approved by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X.

(3)
Includes fees and expenses for services rendered during the fiscal year in connection with financial statement audits of acquisition candidates, preparation of our Form S-3 registration statement filing, Sarbanes-Oxley Act consultation and review of proxy filings.

(4)
Includes fees and expenses for services rendered during the fiscal year in connection with due diligence assistance and related accounting consultation, Form 8-K/A filings related to acquisitions, and the independent investigation of the restatement of Alta's 2006 financial statements.

(5)
Includes fees for the review and/or preparation of income tax returns.

(6)
Annual subscription to EY On-Line, an accounting research tool.

        The Audit Committee's charter provides that the committee will pre-approve all audit services and permitted non-audit services to be performed for the company by its independent registered public accounting firm. The Audit Committee may delegate authority to pre-approve audit services, other than the audit of the Company's annual financial statements, and permitted non-audit services to one or more committee members, provided that the decisions made pursuant to this delegated authority must be presented to the full committee at its next scheduled meeting. Pursuant to its charter, the committee has adopted procedures for the pre-approval of services by the Company's independent registered public accounting firm. The committee will, on an annual basis, retain the independent registered public accounting firm and pre-approve the scope of all audit services and specified audit-related services. The chair of the committee or the full committee must pre-approve the firm's review of any registration statements containing or incorporating by reference the firm's audit report and the provision of any related consent and the preparation and delivery of any comfort letters. The committee has pre-approved the independent registered public accounting firm's providing advice regarding isolated accounting and tax questions up to $30,000 per calendar quarter and services related to registration statements, periodic reports and filings in connection with securities offerings up to $30,000 per quarter. Any other permitted non-audit services must be pre-approved by either the chair or the full audit committee. In fiscal year 2007, 100 percent of the services provided to the Company by the independent registered public accounting firm were pre-approved in compliance with the policies described above.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Audit Committee of the Company's Board has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 30, 2008 and has further directed that management submit the selection of the Company's independent auditors for ratification by its stockholders at the meeting. Ernst & Young LLP has audited the Company's financial statements since 1998. Representatives of Ernst & Young LLP are expected to be present at the meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Stockholder ratification of the selection by the Audit Committee of Ernst & Young LLP as the Company's independent auditors is not required by the Company's bylaws or otherwise. However, the Audit Committee and the Board are submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The Board recommends that you vote "for" Proposal 3

PROPOSAL 4

APPROVAL OF ISSUANCE OF COMMON STOCK UPON CONVERSION OF
THE COMPANY'S CURRENTLY OUTSTANDING SERIES B PREFERRED STOCK
AND APPROVAL OF ANY RESULTING POTENTIAL CHANGE OF CONTROL

Summary

        On August 8, 2007, the Company and its newly formed subsidiary, Prospect Hospitals System, LLC, a California limited liability company ("Sub"), completed the acquisition of Alta Healthcare System, Inc., a California corporation ("Alta"), whereby Alta was merged with and into Sub (the "Merger"), with Sub as the surviving entity and constituting a wholly-owned subsidiary of the Company. Concurrently with the Merger, the name of Sub was changed to Alta Hospitals System, LLC.

        Prior to the acquisition, the outstanding shares of Alta were equally owned by two shareholders, Samuel S. Lee and the David & Alexa Topper Family Trust, U/D/T September 29, 1997 (the "Trust"). In this proxy statement we will refer to Mr. Lee and the Trust as the "Former Alta Shareholders."

        At the effective time of the Merger, all of the capital stock of Alta held by the Former Alta Shareholders was converted into the right to receive merger consideration of approximately $103 million. The merger consideration was paid one-half in cash and one-half in shares of the Company's equity securities. A total of $51.3 million was paid in cash. The equity portion of the merger consideration consisted of 1,887,136 shares of Common Stock (each valued, for this purpose, at $5.00 per share) and 1,672,880 shares of Series B Preferred Stock (each valued, for this purpose, at $25.00 per share). The number of shares of Common Stock issued as part of the merger consideration equaled approximately 19.9% of the class outstanding prior to the Merger.

        The Series B Preferred Stock is currently non-convertible but will become convertible by its terms upon receipt of stockholder approval. We undertook in our agreement to acquire Alta to seek stockholder approval at our next Annual Meeting of Stockholders in order to make the Series B Preferred Stock convertible.

Need for Stockholder Approval

        Our Common Stock is listed on the American Stock Exchange ("Exchange") and as such is subject to the Company Guide of the American Stock Exchange ("Company Guide"). Section 712 of the Company Guide requires us to obtain stockholder approval prior to certain present or potential issuances of Common Stock or securities convertible into Common Stock which could result in an increase in outstanding common shares of 20% or more. For the purpose of calculating the increase in outstanding shares, the Exchange may regard a series of closely related transactions as one transaction.

        When the Company acquired Alta, we issued Common Stock to the Former Alta Shareholders as merger consideration in an amount equal to approximately 19.9% of the class of our Common Stock that was outstanding prior to the Merger, which was below the 20% threshold established by Section 712 of the Company Guide. Conversion of the 1,672,880 shares of Series B Preferred Stock into Common Stock would result in the Former Alta Shareholders receiving an additional 8,364,400 shares of Common Stock (at a conversion rate of five shares of Common Stock for each share of Series B Preferred Stock), or an additional 37.5% of the class of Common Stock that was outstanding prior to the Merger. Because immediate convertibility of the Series B Preferred Stock into Common Stock would have exceeded the 20% threshold set forth in Section 712 of the Company Guide, the terms of the Series B Preferred Stock issued to the Former Alta Shareholders provide that it may not be converted until after stockholder approval has been obtained in accordance with Section 712.

        As required by the Exchange, the shares of Common Stock and Series B Preferred Stock held by the Former Alta Shareholders may not be voted on this proposal. Therefore, the approval for making the Series B Preferred Stock convertible into Common Stock requires a majority vote from stockholders other than the Former Alta Shareholders.

Summary of the Current Terms of the Series B Preferred Stock

        A summary of the terms of the Series B Preferred Stock follows. The full set of terms of Series B Preferred Stock are set forth in a Certificate of Designation of Series B Preferred Stock filed by the Company with the Commission as an exhibit to the Company's Form 8-K report filed on August 10, 2007.

        Non-Convertible Without Stockholder Approval.    The Series B Preferred Stock is non-convertible until such time as holders of our Common Stock vote to approve its convertibility. We agreed at the time the Series B Preferred Stock was issued to the Former Alta Shareholders to seek such stockholder approval at our next Annual Meeting of Stockholders following such issuance.

        Non-Voting.    Except as required by law, the holders of Series B Preferred Stock have no voting rights except for the right as a class to elect two directors, one of whom must be an independent director who is approved by a majority of the other members of the Company's Board of Directors. The terms of the Series B Preferred Stock also contain protective provisions that prohibit the Company from taking certain actions (such as altering or changing the rights, preferences or privileges of the Series B Preferred Stock) without first obtaining the approval of at least 51% of the then outstanding shares of Series B Preferred Stock.

        Dividends.    Holders of the Series B Preferred Stock are entitled to receive dividends at a rate per share of 18% per annum of the Original Issue Price (i.e., $25.00 per share, subject to adjustments, or a total Original Issue Price for all shares of Series B Preferred Stock of $41,822,000, subject to adjustments) with any unpaid dividends accruing on a cumulative basis and compounding annually; provided, however, that if the Series B Preferred Stock converts into shares of the Company's Common Stock, then all such dividends will terminate and cease to accrue, and all dividends accrued to date will be canceled. As of June 30, 2008, the Company had accrued Series B Preferred Stock dividends in the total amount of $6,896,298. All such dividends will be canceled if Proposal 4 is approved at the Annual Meeting.

        Liquidation Preference.    In the event of a liquidation of the Company's assets, the holders of the Series B Preferred Stock will be entitled to receive, prior and in preference to any distribution of the proceeds of the liquidation to holders of Common Stock (or any junior series of preferred stock) by reason of their ownership thereof, an amount per share equal to the sum of the applicable Original Issue Price for such shares of Series B Preferred Stock, plus accrued but unpaid dividends on such shares.

        Registration Rights.    At the closing of the Merger, the Company entered into a registration rights agreement with the Alta Shareholders that granted demand and piggyback registration rights with respect to resales of the shares of Common Stock that were issued in the merger and the shares of Common Stock into which the Series B Preferred Stock may become convertible after stockholder approval.

Consequences of Approval of Making the Series B Preferred Stock Convertible into Common Stock

        If Proposal 4 is approved, all outstanding shares of Series B Preferred Stock would automatically become convertible into Common Stock.

  Conversion Terms

        Each share of Series B Preferred Stock will, if Proposal 4 is approved, automatically become convertible into five shares of Common Stock at a conversion price of $5.00 per share of Common Stock (subject to adjustments for stock splits, combinations, etc.). Thus, the 1,672,880 shares of Series B Preferred Stock issued in the merger will become convertible into a total of 8,364,400 shares of Common Stock (subject to adjustments).

  Mechanics of Conversion

        If Proposal 4 is approved, holders of the Series B Preferred Stock may convert such shares into Common Stock by delivering their preferred stock certificates, duly endorsed, to the principal corporate office of the Company, together with written notice of the election to convert, stating therein the name or names in which the Common Stock is to be issued. The conversion will be deemed to have been made immediately prior to the close of business on the date of delivery of the preferred stock certificate to the Company. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion will be treated for all purposes as the record holder or holders of such shares of Common Stock as of that date.

  Dilutive Effect

        If Proposal 4 is approved and the Series B Preferred Stock is converted to Common Stock, our stockholders immediately prior to the conversion of the Series B Preferred Stock will incur dilution in their percentage ownership of our Common Stock. A total of approximately 20,146,967 shares of our Common Stock would be outstanding following the conversion of the Series B Preferred Stock, of which 10,251,536 would be held by the Former Alta Shareholders (including 1,887,136 shares issued at the time of the Merger). However, the Company's obligation to pay 18% annual dividends on the Series B Preferred Stock would be eliminated, and the holders of the Series B Preferred Stock would no longer have a liquidation preference or the right to elect two directors.

Consequences of Failure to Obtain Approval of Making the Series B Preferred Stock Convertible into Common Stock

        If Proposal 4 is not approved, the holders of Series B Preferred Stock will not be able to convert their Series B Preferred Stock into shares of our Common Stock. Such holders will continue to be entitled to receive dividends on the Series B Preferred Stock at a rate per share of 18% per annum of the Original Issue Price of $25.00 per share, subject to adjustments, with any unpaid dividends accruing on a cumulative basis and compounding annually. Such holders will also continue to be entitled to the liquidation preference equal to the Original Issue Price for their shares of Series B Preferred Stock, plus all accrued but unpaid dividends on such shares, in the event of a liquidation of the Company's assets. Such holders would also continue to have the right to elect two members of our Board of Directors for as long as the Series B Preferred Stock is outstanding.

        If our stockholders do not approve this proposal at the 2008 Annual Meeting of Stockholders, we will be required to resubmit this proposal for stockholder approval in the proxy statements for future annual meetings and special meetings of stockholders, until the proposal is approved.

Voting Agreements Entered into by Certain Stockholders of the Company

        At the closing of the Merger, a small number of stockholders of the Company holding an aggregate of 3,138,120 shares of Common Stock entered into voting agreements with Mr. Lee which contain provisions that, among other things, require such stockholders to vote or to cause to be voted all of their respective shares of Common Stock that are subject to the respective voting agreement at a stockholders meeting of the Company or at any adjournment, postponement or continuation thereof and, if applicable, in any other circumstances (including any other annual or special meeting of the stockholders of the Company or any action by prior written consent) occurring in which a vote, consent or other approval with respect to making the Series B Preferred Stock convertible is sought (1) in favor of making the Series B Preferred Stock convertible and (2) against any action that could reasonably be expected to impede, delay, postpone or interfere with making the Series B Preferred Stock convertible.

Interests of Directors, Executive Officers and Significant Stockholders in this Proposal; Approval of Potential Change of Control

        Samuel S. Lee is one of the Former Alta Shareholders. He is currently serving as Chief Executive Officer and Chairman of the Board of Directors of the Company and as Chairman of the Board of our Alta hospital subsidiary, and he beneficially owns 943,568 shares of the Company's Common Stock, which represents approximately 8.0% of that class, in addition to owning 836,440 shares of our Series B Preferred Stock, which represents 50% of the class. The Trust (as defined above) beneficially owns a like number and percentage of shares of our Common Stock and shares of our Series B Preferred Stock, and David Topper, who is one of the trustees for the Trust, is an officer of our Alta hospital subsidiary.

        If this proposal is approved, Mr. Lee and the Trust will each be able to convert their respective shares of Series B Preferred Stock into a total of 4,182,200 shares of Common Stock (subject to adjustments). After converting the Series B Preferred Stock to Common Stock, each would then hold a total of approximately 5,125,768 shares of Common Stock, or 25.4% of the class after giving effect to the issuance.

        Additionally, because a vote in favor of Proposal 4 would significantly increase the number and percentage of shares of Common Stock held by Mr. Lee and by the Trust, such a vote in favor of Proposal 4 should also be considered a vote to approve any potential change of control that could occur as a result of such issuance of Common Stock.

Additional Information

        The Certificate of Designation of Series B Preferred Stock of the Company and the related agreements and documents entered into in connection with the Merger were filed as exhibits to our reports on Form 8-K filed with the Securities and Exchange Commission on August 6 and August 10, 2007 and as exhibits to our quarterly report on Form 10-Q filed with the Securities and Exchange Commission on August 20, 2007.

The Board recommends that you vote "for" Proposal 4

OTHER MATTERS

        At the time when this proxy statement was published, the Board of Directors knew of no other matters constituting a proper subject for action by the stockholders that would be presented at the 2008 Annual Meeting. However, the persons acting under proxies in the enclosed proxy card will vote at their discretion on any other matters that may properly come before the meeting.

PROCEDURES FOR STOCKHOLDER COMMUNICATIONS, RECOMMENDATIONS OF BOARD
NOMINEES AND STOCKHOLDER PROPOSALS

Stockholder Communications

        Stockholder communications with the Board of Directors should be in writing, addressed to: Investor Relations, c/o Linda Hodges, 10780 Santa Monica Blvd., Suite 400, Los Angeles, CA, 90025, and marked to the attention of the Board or any of its individual committees. Copies of all communications so addressed will be promptly forwarded to the chairman of the committee involved or, in the case of the communications addressed to the Board of Directors as a whole, to the Corporate Governance and Nominating Committee. In addition, stockholders interested in communicating directly with the Lead Independent Director or with any other non-management director may do so by writing to the Company at the same address, and marked to the attention of the Lead Independent Director. The Lead Independent Director will review and distribute all stockholder communications he receives to the intended recipients and/or distribute to the full Board of Directors, as appropriate.

Recommendations of Board Nominees

        The Corporate Governance and Nominating Committee will consider stockholder recommendations for Board of Directors candidates in accordance with the procedures described earlier under the heading "Corporate Governance and Nominating Committee."

Stockholder Proposals

        Stockholder proposals that are submitted for inclusion in our proxy statement and form of proxy for our 2009 Annual Meeting of Stockholders will be considered timely if delivered to our Investor Relations office a reasonable time before the Company begins to print and send its proxy materials for that meeting. Proposals should be submitted in writing to Investor Relations, c/o Linda Hodges, 10780 Santa Monica Blvd., Suite 400, Los Angeles, CA, 90025. Stockholder proposals submitted outside the processes of SEC Rule 14a-8 will be considered untimely if not submitted within a reasonable time before the Company sends its proxy materials for that meeting.

ADDITIONAL INFORMATION

        A copy of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2007 filed with the Securities and Exchange Commission is available without charge upon written request. Requests should be addressed to Investor Relations, c/o Linda Hodges, Prospect Medical Holdings, Inc., 10780 Santa Monica Blvd., Suite 400, Los Angeles, CA 90025. Exhibits to the Form 10-K will be made available to stockholders for a reasonable charge upon written request.

                      By order of the Board of Directors

APPENDIX A

Prospect Medical Holdings, Inc.
2008 Omnibus Equity Incentive Plan

1.     Purpose of the Plan

        The purpose of the Plan is to aid the Company and its Affiliates in recruiting and retaining employees, directors, advisors and consultants and to motivate such employees, directors, advisors and consultants to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest, which such employees, directors, advisors and consultants will have in the welfare of the Company as a result of their proprietary interest in the Company's success.

2.     Definitions

        The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

          (a)   "Act" means the Securities Exchange Act of 1934, as amended, or any successor thereto.

          (b)   "Affiliate" means any Subsidiary or any entity that is consolidated with the Company for financial reporting purposes.

          (c)   "Award" means an Option, Stock Appreciation Right, Restricted Stock or Other Stock-Based Award granted pursuant to the Plan.

          (d)   "Board" means the Board of Directors of the Company.

          (e)   "Change in Control" means when the Company acquires actual knowledge that any person (as such term is used in Sections 13(d) and 14(d) of the Act) (other than any person who on the Effective Date is a director or officer, or holder of more than 10% of the Shares, of the Company or an Affiliate of the Company) is or becomes the beneficial owner (as defined in Rule 13d-3 of the Act) directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then-outstanding securities entitled to vote in the election of directors.

          (f)    "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto.

          (g)   "Committee" means the Compensation Committee of the Board.

          (h)   "Company" means Prospect Medical Holdings, Inc., a Delaware corporation.

          (i)    "Disability" means a disability within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

          (j)    "Effective Date" means the date the Company files a Form S-8 Registration Statement under the Securities Act of 1933, as amended, covering the Shares issuable pursuant to the Plan.

          (k)   "Employment" means (i) a Participant's employment if the Participant is an employee of the Company or its Affiliates, (ii) a Participant's services as a consultant, if the Participant is a consultant to the Company or its Affiliates, (iii) a Participant's services as an independent contractor under any agreement for such services between the Participant and the Company or its Affiliates or (iv) a Participant's services as a non-employee director, if the Participant is a non-employee member of the Board.

          (l)    "Fair Market Value" means, as of any date, the value of the Shares determined as follows:

            (i)    if the Shares are publicly traded and are listed on a national securities exchange, the last reported sale price or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Shares are listed or admitted to trading;

            (ii)   if the Shares are quoted on the Nasdaq National Market System, the last reported sale price on the Nasdaq National Market or, if no such reported sale takes place on such date, the average of the closing bid and asked prices;

            (iii)  if the Shares are publicly traded but are not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported by the Wall Street Journal, for the over-the-counter market; or

            (iv)  if none of the foregoing is applicable, by the Committee in good faith.

          (m)  "ISO" means an incentive stock option granted pursuant to Section 6(d).

          (n)   "Option" means a stock option granted pursuant to Section 6.

          (o)   "Option Price" means the price for which a Share can be purchased upon exercise of an Option, as determined pursuant to Section 6(a).

          (p)   "Other Stock-Based Awards" means awards granted pursuant to Section 9.

          (q)   "Participant" means an employee, prospective employee, independent contractor, director, advisor, or consultant of the Company or an Affiliate of the Company who is selected by the Committee to participate in the Plan.

          (r)   "Performance-Based Awards" means Restricted Stock awards granted pursuant to Section 8(c) and certain Other Stock-Based Awards granted pursuant to Section 9(b).

          (s)   "Plan" means the 2008 Omnibus Equity Incentive Plan, as amended from time to time.

          (t)    "Restricted Stock" means any Share granted under Section 8.

          (u)   "Restricted Stock Units" means the right to receive Shares in the future or their cash equivalent (or both) granted under Section 9.

          (v)   "SEC" means the Securities and Exchange Commission.

          (w)  "Shares" means shares of common stock of the Company, $0.01 par value per share.

          (x)   "Stock Appreciation Right" means a stock appreciation right granted pursuant to Section 7.

          (y)   "Subsidiary" means a subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto), of the Company.

3.     Shares Subject to the Plan

        The number of Shares allocated to the Plan and reserved to satisfy Awards under the Plan is 4,000,000. The maximum number of Shares that may be subject to Awards which constitute ISOs shall be 4,000,000. The maximum number of Shares that may be included in Awards to any Participant within a 12 month period is 500,000. The issuance of Shares or the payment of cash upon the exercise of an Award or in consideration of the cancellation or termination of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares that are subject to Awards (or portions thereof) that terminate or lapse without the payment of consideration may be granted again under the Plan.

4.     Administration

        (a)   The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof in which all of its members qualify as "Non-Employee Directors" within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and, to the extent required by Section 162(m) of the Code (or any successor section thereto), "outside directors" within the meaning thereof. Any subcommittee shall consist of at least two members.

        (b)   The Committee shall have the full power and authority to make, and establish the terms and conditions of, any Award to any person eligible to be a Participant, consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or a company acquired by the Company or with which the Company combines. The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the Plan. The Committee, in its sole discretion but subject to applicable SEC rules and regulations, may authorize the Company to make a full recourse loan to a Participant to provide cash for the purpose of exercising an Option, said loan to be secured by the Shares purchased upon exercise of the Option or other property of the Participant.

        (c)   The Committee is authorized to interpret the Plan and to make any other determinations that it deems necessary or desirable for the administration of the Plan, and may delegate such authority, as it deems appropriate. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).

        (d)   The Committee shall require payment of any amount it may determine to be necessary under the Code and comparable state and local statutes to withhold for federal, state, local or other taxes as a result of the exercise, grant or vesting of an Award. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (a) delivery of Shares or (b) having Shares withheld by the Company with a Fair Market Value equal to the minimum statutory withholding rate from any Shares that would have otherwise been received by the Participant.

5.     Limitations

        (a)   No Award may be granted under the Plan after the tenth anniversary of the meeting of shareholders of the Company at which the Plan is approved, but Awards granted prior to such tenth anniversary may extend beyond that date.

        (b)   No Option or Stock Appreciation Right, once granted hereunder, may be repriced.

        (c)   With respect to any Awards granted to a Participant who is a non-employee member of the Board at the time of grant, such Awards shall be made pursuant to formulas established by the Board in advance of such grant.

6.     Terms and Conditions of Options

        The Committee, in its discretion, may grant Options under the Plan. Options granted under the Plan shall be nonqualified stock options or incentive stock options under Section 422 of the Code for federal income tax purposes, as evidenced by the related Award agreements. Incentive stock options

(ISO's) may be granted to any Participant which is an employee of the Company or a Subsidiary. A nonqualified stock option may be granted to any Participant selected by the Committee.

        (a)    Option Price.    The Option Price per Share shall not be less than 100% of the Fair Market Value of a Share on the date an Option is granted.

        (b)    Exercisability.    Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as maybe determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted, except as may be provided pursuant to Section 15.

        (c)    Exercise of Options.    Except as otherwise provided in the Plan or in the related Award agreements, an Option may be exercised for all, or from time to time for any part, of the Shares for which it is then exercisable. For purposes of this Section 6, the exercise date of an Option shall be the date a notice of exercise is received by the Company, together with provision for payment of the full purchase price in accordance with this Section 6(c). The purchase price for the Shares as to which an Option is exercised shall be paid to the Company, as designated by the Committee, pursuant to one or more of the following methods: (i) in cash or its equivalent (e.g., by check); (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles); (iii) partly in cash and partly in such Shares; or (iv) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such Sale equal to the aggregate Option Price for the Shares being purchased. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

        (d)    ISOs.    The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section, thereto). No ISO may be granted to any Participant who at the time of such grant, owns more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. The applicable Award agreements for all Options granted under the Plan will provide whether they are intended to be an ISO or a nonqualified stock option. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan. In no event shall any member of the Committee, the Company or any Subsidiary (or their respective employees, officers or directors) have any liability to any Participant (or any other person) due to the failure of an Option to qualify for any reason as an ISO.

        (e)    Limitations on ISOs.    The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under the Plan or under any other stock option plan of the Company or any Subsidiary) shall not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, the Options for the first $100,000 worth of Shares to become exercisable in such calendar year shall be ISOs and the Options for the amount in excess of $100,000 that become exercisable in that calendar year shall be nonqualified stock options. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be automatically incorporated herein and shall apply to any ISOs granted after the effective date of such amendment.

7.     Terms and Conditions of Stock Appreciation Rights

        (a)    Grants.    The Committee may grant a Stock Appreciation Right independent of an Option or in conjunction with an Option. A Stock Appreciation Right granted in conjunction with an Option shall cover the same Shares covered by the Option, or a lesser number as the Committee may determine. A Stock Appreciation Right shall be subject to the same terms and conditions as an Option, and any additional limitations, terms or conditions set forth in this Section 7 or the related Award agreements.

        (b)    Terms.    The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee, but in no event shall such exercise price be less than the Fair Market Value of a Share on the date of grant. A Stock Appreciation Right granted independent of an Option shall entitle the Participant upon exercise to a payment from the Company in an amount equal to the excess of the Fair Market Value on the exercise date of one Share over the exercise price per Share, times the number of Stock Appreciation Rights exercised. A Stock Appreciation Right granted in conjunction with an Option shall entitle the Participant to surrender an unexercised Option (or portion thereof) and to receive in exchange an amount equal to the excess of the Fair Market Value on the exercise date of one Share over the exercise price per Share for the Option, times the number of Shares covered by the Option (or portion thereof) which is surrendered. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole share.

        (c)    Limitations.    The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit.

8.     Restricted Stock

        (a)    Grant.    The Committee, in its discretion, may grant shares of Restricted Stock which are subject to the risk of forfeiture and any other conditions described in the related Award agreements. Restricted Stock awards will be subject to graded vesting as determined by the Committee. Such vesting requirements may be based on the continued service of the Participant with the Company or its Affiliates for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion. If the Participant terminates Employment prior to the time a restriction lapses, the Participant shall forfeit any shares of Restricted Stock which are still subject to the restrictions at the time of termination of such Employment.

        (b)    Restricted Stock Certificates.    The Company may, but is not obligated to, subject to any applicable provisions of Delaware law, issue certificates representing the Shares of Restricted Stock that have been granted to the Participant and are reflected on the books and records of the Company as being owned by the Participant subject to the risk of forfeiture as provided in the applicable Award agreements If issued, such certificates shall be deposited by the Participant with the Company, together with a stock power endorsed in blank, with the Company. After the lapse of the restrictions, the Company shall deliver a certificate representing the Shares of Restricted Stock, or other evidence of ownership, to the Participant or the Participant's legal representative.

        (c)    Performance-Based Grants.    The Committee, in its sole discretion, may determine that certain grants of Shares of Restricted Stock should be subject to such requirements so that they are deductible by the Company under Section 162(m) of the Code (or any successor section thereto) (Performance-Based Grant). If the Committee so determines, such Awards shall be considered Performance-Based Grants subject to the terms of this Section 8(c), as provided in the related Award agreements. A Performance-Based Grant shall be granted by the Committee in a manner to satisfy the requirements of Code Section 162(m) and the regulations thereunder. The performance goals shall be based upon one or more of the criteria set forth in Section 9(b) below. The Committee shall determine in its discretion whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, shall so certify prior to the release of the restrictions on the Shares.

9.     Other Stock-Based Awards

        (a)    Generally.    The Committee, in its sole discretion, may grant Awards of Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based on, the Fair Market Value of Shares, such as, for example Restricted Stock Units ("Other Stock-Based Awards"). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares or the equivalent cash value of such Shares (or both) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine the number of Shares to be awarded to a Participant under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

        (b)    Performance-Based Awards.    The Committee, in its sole discretion, may determine that certain grants of Other Stock-Based Awards should be subject to such requirements so that they are deductible by the Company under Section 162(m) of the Code (or any successor section thereto) ("Performance-Based Awards"). If the Committee so determines, such Awards shall be considered Performance-Based Awards subject to the terms of this Section 9(b), as provided in the related Award agreements. A Performance-Based Award shall be granted by the Committee in a manner to satisfy the requirements of Code Section 162(m) and the regulations thereunder. A Participant's Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee . The performance goals shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on shareholders' equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital and (xviii) return on assets. The foregoing criteria may relate to the Company, one or more of its Affiliates or one or more of its or their divisions or units, Company-wide or based on geographic area or location, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, shall so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-

Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period.

10.   Adjustments Upon Certain Events

        Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

        (a)    Generally.    In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends or any transaction similar to the foregoing, the Committee, in its sole discretion and without liability to any person, may make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the maximum number of Shares for which Awards (including limits established for Restricted Stock or Other Stock-Based Awards) may be granted during a calendar year to any Participant, (iii) the Option Price or exercise price of any Stock Appreciation Right and/or (iv) any other affected terms of such Awards.

        (b)    Change in Control.    In the event of a Change in Control after the Effective Date, the Committee may, but shall not be obligated to, (A) accelerate, vest or cause the restrictions to lapse with respect to, all or any portion of an Award or (B) cancel Awards for fair value (as determined in the sole discretion of the Committee) which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Options or Stock Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights) over the aggregate exercise price of such Options or Stock Appreciation Rights or (C) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion or (D) provide that for a period of at least 30 days prior to the Change in Control, such Options shall be exercisable as to all shares subject thereto and that upon the occurrence of the Change in Control, such Options shall terminate and be of no further force and effect.

11.   No Right to Employment or Awards

        The granting of an Award under the Plan shall impose no obligation on the Company or an Affiliate to continue the Employment of a Participant and shall not lessen or affect the Company's or Affiliate's right to terminate the Employment of such Participant. No Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders of Awards. The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

12.   Successors and Assigns

        The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

13.   Nontransferability of Awards

        Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. During the lifetime of a Participant, an Award may be exercised only by the Participant. Any Award that is exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

14.   Amendments or Termination

        The Board or the Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made, (a) without the approval of the shareholders of the Company, if such action would (except as is provided in Section 10 of the Plan), increase the total number of Shares reserved for the purposes of the Plan or increase the maximum number of Shares of Restricted Stock or Other Stock-Based Awards that may be awarded hereunder, or the maximum number of Shares for which Awards may be granted to any Participant, (b) without the approval of the shareholders if such amendment, alteration or modification of the Plan is required to be approved by the shareholders by applicable law or governmental regulations (c) without the consent of a Participant, if such action would diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan or (d) to Section 5(b), relating to repricing of Options or Stock Appreciation Rights, to permit such repricing; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws.

15.   Compliance with 409A.

        To the extent that the Board or the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award agreements evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award agreements shall be interpreted in accordance with Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, in the event that, following the Effective Date, the Board or the Committee determines that any Award may be subject to Section 409A of the Code, the Board or the Committee may adopt such amendments to the Plan and the applicable Award agreements or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board or the Committee determines are necessary or appropriate to (1) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (2) comply with the requirements of Section 409A of the Code.

16.   International Participants

        With respect to Participants who may reside or work outside the United States of America and who are not (and who are not expected to be) "covered employees" within the meaning of Section 162(m) of the Code, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

17.   Other Benefit Plans

        All Awards shall constitute a special incentive payment to the Participant and shall not be taken into account in computing the amount of salary or compensation of the Participant for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the Participant, unless such plan or agreement specifically provides otherwise.

18.   Choice of Law

        The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws, and except as otherwise provided in the pertinent Award agreements, any and all disputes between a Participant and the Company or any of its Affiliates relating to an Award shall be brought only in a state or federal court of competent jurisdiction sitting in Wilmington, Delaware.

19.   Effectiveness of the Plan

        The Plan shall be effective as of the Effective Date, subject to the approval of the shareholders of the Company at or prior to the Effective Date.

PROSPECT MEDICAL HOLDINGS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Samuel S. Lee and David Levinsohn as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Prospect Medical Holdings, Inc. held of record by the undersigned on July 8, 2008, at the Annual Meeting of Stockholders to be held at the Company's headquarters located at 10780 Santa Monica Blvd., Suite 400, Los Angeles, CA 90025, on August 13, 2008, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

PROSPECT MEDICAL HOLDINGS, INC.

August 13, 2008

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Six Directors:
NOMINEES

☐	FOR ALL NOMINEES	☐ Catherine S. Dickson
☐ David Levinsohn
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	☐ Kenneth Schwartz ☐ Joel S. Kanter
☐ Gene E. Burleson
☐	FOR ALL EXCEPT (See instructions below)	☐ Jeereddi Prasad

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐
		FOR	AGAINST	ABSTAIN
2.	Approval of the adoption of the Prospect Medical Holdings, Inc. 2008 Omnibus Equity Incentive Plan	☐	☐	☐
3.	Ratification of the selection of Ernst & Young LLP as independent auditors for the fiscal year ending September 30, 2008	☐	☐	☐
4.	Approval of the issuance of Common Stock upon conversion of our currently outstanding Series B Preferred Stock, and approval of any resulting potential change of control	☐	☐	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.